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Oppenheimer Real Estate Fund
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6803 South Tucson Way, Englewood, Colorado 80112
1.800.525.7048

Statement of Additional Information dated February 28, 2002

         This Statement of Additional Information is not a Prospectus. This document contains additional information about the Fund and supplements information in the Prospectus dated February 28, 2002. It should be read together with the Prospectus. You can obtain the Prospectus by writing to the Fund's Transfer Agent,
OppenheimerFunds Services, at P.O. Box 5270, Denver, Colorado 80217, or by calling the Transfer Agent at the toll-free number shown above.

Contents
                                                                                                    Page
About the Fund

About Your Account

Financial Information About the Fund

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  ABOUT THE FUND
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Additional Information About the Fund's Investment Policies and Risks

         The investment objective, the principal investment policies and the main risks of the Fund are described in the Prospectus.  This Statement of Additional Information contains supplemental information about those policies and risks and the types of securities that the Fund's portfolio manager can select for the Fund.
Additional information is also provided about the strategies that the Fund may use to try to achieve its objective.

The Fund's Investment Policies. The composition of the Fund's portfolio and the techniques and strategies that the Fund's portfolio manager, who is employed by Cornerstone Real Estate Advisers, Inc. (the "Sub-Advisor") may
use in selecting portfolio securities will vary over time. The Fund is not required to use all of the investment techniques and strategies described below at all times in seeking its goal. It may use some of the special investment techniques and strategies at some times or not at all. The following investment policies are principal investment policies.

         |X| Real Estate Investment Trusts. REITs are sometimes informally characterized as EQUITY REITs,
MORTGAGE REITs and HYBRID REITs. An EQUITY REIT invests primarily in the fee ownership or leasehold ownership of land and buildings and derives its income primarily from rental income. An EQUITY REIT may also realize capital gains (or losses) by selling real estate properties in its portfolio that have appreciated (or depreciated) in value. A MORTGAGE REIT invests primarily in mortgages on real estate, which may secure construction, development or long-term loans. A MORTGAGE REIT generally derives its income primarily from interest payments on the credit it has extended. A HYBRID REIT combines the characteristics of EQUITY REITs and MORTGAGE REITs, generally by holding both ownership interests and mortgage interests in real estate. It is anticipated, although not required, that under normal circumstances a majority of the Fund's investments in REITs will consist of EQUITY REITs.

         |X| Portfolio Turnover. "Portfolio turnover" describes the rate at which the Fund traded its portfolio securities during its last fiscal year. For example, if a fund sold all of its securities during the year, its portfolio turnover rate would have been 100%. The Fund's portfolio turnover rate will fluctuate from year to year, although the Fund might have a high portfolio turnover rate of more than 100% annually. Increased portfolio turnover creates higher brokerage and transaction costs for the Fund, which could reduce its overall performance.
Additionally, the realization of capital gains from selling portfolio securities may result in distributions of taxable long-term capital gains to shareholders, since the Fund will normally distribute all of its capital gains realized each year, to avoid excise taxes under the Internal Revenue Code.

Other Investment Techniques and Strategies. In seeking its objective, the Fund may from time to time employ the types of investment strategies and investments described below. It is not required to use all of these strategies at all times, and at times may not use them.  The following investments and strategies are not principal investment policies.

         |X| Foreign Securities. The Fund can purchase securities issued by foreign real estate companies.
"Foreign securities" include equity securities of companies organized under the laws of countries other than the
United States. They may be traded on foreign securities exchanges or in the foreign over-the-counter markets.

         Securities of foreign issuers that are represented by American Depository Receipts are not considered
"foreign securities" for the purpose of the Fund's investment allocations. That is because they are not subject to many of the special considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

         Depository  Receipts involve the same risks as investing directly in foreign  securities.  Those risks are discussed  in the  Prospectus  under  "Foreign  Investing."  Sponsored  ADRs are  receipts  typically  issued by an
American  bank or trust company that show evidence of underlying  securities  issued by a foreign  corporation.  On the other hand, the issuers of unsponsored  Depository Receipts are not obligated to disclose material  information in the United States, and therefore, there may be less information available regarding such issuers.

         Investing in foreign securities offers potential benefits not available from investing solely in securities of domestic issuers. They include the opportunity to invest in foreign issuers that appear to offer growth potential, or in foreign countries with economic policies or business cycles different from those of the
U.S., or to reduce fluctuations in portfolio value by taking advantage of foreign stock markets that do not move in a manner parallel to U.S. markets. The Fund will hold foreign currency only in connection with the purchase or sale of foreign securities.

         |_| Risks of Foreign Investing. Investments in foreign securities may offer special opportunities for investing but also present special additional risks and considerations not typically associated with investments in domestic securities. Some of these additional risks are:
o        reduction of income by foreign taxes;
o        fluctuation  in value of  foreign  investments  due to  changes  in  currency  rates or  currency  control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting,  auditing and financial  reporting  standards in foreign countries  comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased risks of delays in settlement of portfolio  transactions  or loss of certificates  for portfolio securities;
o        possibilities in some countries of expropriation,  confiscatory taxation,  political,  financial or social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

         In the past, U.S. government policies have discouraged certain investments abroad by U.S. investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

         |_| Special  Risks of Emerging  Markets.  Emerging and  developing  markets  abroad may also offer special opportunities  for growth investing but have greater risks than more developed  foreign  markets,  such as those in
Europe,  Canada,  Australia,  New Zealand and Japan. There may be even less liquidity in their securities  markets, and  settlements  of purchases and sales of securities  may be subject to  additional  delays.  They are subject to greater risks of limitations on the  repatriation  of income and profits because of currency  restrictions  imposed by local  governments.  Those  countries  may  also be  subject  to the  risk of  greater  political  and  economic instability, which can greatly affect the volatility of prices of securities in those countries.

         |X| Repurchase Agreements. The Fund can acquire securities subject to repurchase agreements. It may do so for liquidity purposes to meet anticipated redemptions of Fund shares, or pending the investment of the proceeds from sales of Fund shares, or pending the settlement of portfolio securities transactions, or for temporary defensive purposes, as described below.

         In a repurchase transaction, the Fund buys a security from, and simultaneously resells it to, an approved vendor for delivery on an agreed-upon future date. The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is in effect. Approved vendors include U.S. commercial banks, U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government securities. They must meet credit requirements set by the Manager from time to time.

         The majority of these transactions run from day to day, and delivery pursuant to the resale typically occurs within one to five days of the purchase. Repurchase agreements having a maturity beyond seven days are subject to the Fund's limits on holding illiquid investments. The Fund will not enter into a repurchase agreement that causes more than 10% of its net assets to be subject to repurchase agreements having a maturity beyond seven days. There is no limit on the amount of the Fund's net assets that may be subject to repurchase agreements having maturities of seven days or less.

         Repurchase agreements, considered "loans" under the Investment Company Act, are collateralized by the underlying security. The Fund's repurchase agreements require that at all times while the repurchase agreement is in effect, the value of the collateral must equal or exceed the repurchase price to fully collateralize the repayment obligation. However, if the vendor fails to pay the resale price on the delivery date, the Fund may incur costs in disposing of the collateral and may experience losses if there is any delay in its ability to do
so. The Manager will impose creditworthiness requirements to confirm that the vendor is financially sound and will continuously monitor the collateral's value.

         |X| Illiquid and Restricted Securities. Under the policies and procedures established by the Fund's
Board of Trustees, the Manager determines the liquidity of certain of the Fund's investments. To enable the Fund to sell its holdings of a restricted security not registered under the Securities Act of 1933, the Fund may have to cause those securities to be registered. The expenses of registering restricted securities may be negotiated by the Fund with the issuer at the time the Fund buys the securities. When the Fund must arrange registration because the Fund wishes to sell the security, a considerable period may elapse between the time the decision is made to sell the security and the time the security is registered so that the Fund could sell it. The Fund would bear the risks of any downward price fluctuation during that period.

         The Fund may also acquire restricted securities through private placements. Those securities have contractual restrictions on their public resale. Those restrictions might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.

         The Fund has limitations that apply to purchases of restricted securities, as stated in the Prospectus.
Those percentage restrictions do not limit purchases of restricted securities that are eligible for sale to qualified institutional purchasers under Rule 144A of the Securities Act of 1933, if those securities have been determined to be liquid by the Manager under Board-approved guidelines. Those guidelines take into account the trading activity for such securities and the availability of reliable pricing information, among other factors.
If there is a lack of trading interest in a particular Rule 144A security, the Fund's holdings of that security may be considered to be illiquid.

         Illiquid securities include repurchase agreements maturing in more than seven days and participation interests that do not have puts exercisable within seven days.

         |X| Loans of Portfolio Securities. To raise cash for liquidity purposes, the Fund can lend its portfolio securities to brokers, dealers and other types of financial institutions approved by the Fund's Board of
Trustees. These loans are limited to not more than 25% of the value of the Fund's total assets. The Fund currently does not intend to engage in loans of securities in the coming year, but if it does so, such loans will likely not exceed 5% of the Fund's total assets.

         There are some risks in connection with securities lending. The Fund might experience a delay in receiving additional collateral to secure a loan, or a delay in recovery of the loaned securities if the borrower defaults. The Fund must receive collateral for a loan. Under current applicable regulatory requirements (which are subject to change), on each business day the loan collateral must be at least equal to the value of the loaned securities. It must consist of cash, bank letters of credit, securities of the U.S. government or its agencies or instrumentalities, or other cash equivalents in which the Fund is permitted to invest. To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by the Fund if the demand meets the terms of the letter. The terms of the letter of credit and the issuing bank both must be satisfactory to the Fund.

         When it lends securities, the Fund receives amounts equal to the dividends or interest on loaned securities. It also receives one or more of (a) negotiated loan fees, (b) interest on securities used as collateral, and (c) interest on any short-term debt securities purchased with such loan collateral. Either type of interest may be shared with the borrower. The Fund may also pay reasonable finders', custodian and administrative fees in connection with these loans. The terms of the Fund's loans must meet applicable tests under the Internal Revenue Code and must permit the Fund to reacquire loaned securities on five days' notice or in time to vote on any important matter.

         |X| Borrowing for Leverage. The Fund has the ability to borrow from banks on an unsecured basis to invest the borrowed funds in portfolio securities. This speculative technique is known as "leverage." The Fund may borrow only from banks. Under current regulatory requirements, borrowings can be made only to the extent that the value of the Fund's assets, less its liabilities other than borrowings, is equal to at least 300% of all borrowings (including the proposed borrowing). If the value of the Fund's assets fails to meet this 300% asset coverage requirement, the Fund will reduce its bank debt within three days to meet the requirement. To do so, the
Fund might have to sell a portion of its investments at a disadvantageous time.

         The Fund will pay interest on these loans, and that interest expense will raise the overall expenses of the Fund and reduce its returns. If it does borrow, its expenses will be greater than comparable funds that do not borrow for leverage. Additionally, the Fund's net asset value per share might fluctuate more than that of funds that do not borrow. Currently, the Fund does not contemplate using this technique, but if it does so, it will not likely do so to a substantial degree.

         |X| Non-Diversification of Investments. The Fund is operated as a "non-diversified" portfolio. As a non-diversified investment company, the Fund may be subject to greater risks than a diversified company because of the possible fluctuation in the values of securities of fewer issuers.  However, at the close of each fiscal quarter at least 50% of the value of the Fund's total assets will be represented by one or more of the following:
(i) cash and cash items, including receivables; (ii) U.S. government securities; (iii) securities of other regulated investment companies; and (iv) securities (other than U.S. government securities and securities of other regulated investment companies) of any one or more issuers which meet the following limitations: (a) the
Fund will not invest more than 5% of its total assets in the securities of any such issuer and (b) the entire amount of the securities of such issuer owned by the Fund will not represent more than 10% of the outstanding voting securities of such issuer. Additionally, not more than 25% of the value of a Fund's total assets may be invested in the securities of any one issuer.

         |X| Derivatives. The Fund can invest in a variety of derivative investments to seek income for liquidity needs or for hedging purposes. Some derivative investments the Fund can use are the hedging instruments described below in this Statement of Additional Information. However, the Fund does not use, and does not currently contemplate using, derivatives or hedging instruments to a significant degree.

         Some of the derivative investments the Fund can use include debt exchangeable for common stock of an issuer or "equity-linked debt securities" of an issuer. At maturity, the debt security is exchanged for common stock of the issuer or it is payable in an amount based on the price of the issuer's common stock at the time of maturity. Both alternatives present a risk that the amount payable at maturity will be less than the principal amount of the debt because the price of the issuer's common stock may not be as high as the Manager expected.

         |X| Hedging. Although the Fund does not anticipate the extensive use of hedging instruments, the Fund can use hedging instruments. To attempt to protect against declines in the market value of the Fund's portfolio, to permit the Fund to retain unrealized gains in the value of portfolio securities which have appreciated, or to facilitate selling securities for investment reasons, the Fund could:

o        sell futures contracts,
o        buy puts on such futures or on securities, or
o        write covered calls on securities or futures. Covered calls may also be used to increase the Fund's income, but the portfolio manager does not expect to engage extensively in that practice.

         The Fund can use hedging to establish a position in the securities market as a temporary substitute for purchasing particular securities. In that case the Fund would normally seek to purchase the securities and then terminate that hedging position. The Fund might also use this type of hedge to attempt to protect against the possibility that its portfolio securities would not be fully included in a rise in value of the market. To do so the Fund could:

o        buy futures, or
o        buy calls on such futures or on securities.

         The Fund is not obligated to use hedging instruments, even though it is permitted to use them in the
Manager's discretion, as described below. The Fund's strategy of hedging with futures and options on futures will be incidental to the Fund's activities in the underlying cash market. The particular hedging instruments the Fund can use are described below. The Fund may employ new hedging instruments and strategies when they are developed, if those investment methods are consistent with the Fund's investment objective and are permissible under applicable regulations governing the Fund.

         |_| Futures. The Fund may buy and sell futures contracts that relate to (1) broadly-based stock indices
(these are referred to as "stock index futures"), (2) other broadly-based securities indices (these are referred to as "financial futures") and (3) foreign currencies (these are referred to as "forward contracts").

         A broadly-based stock index is used as the basis for trading stock index futures. They may in some cases be based on stocks of issuers in a particular industry or group of industries. A stock index assigns relative values to the common stocks included in the index and its value fluctuates in response to the changes in value of the underlying stocks. A stock index cannot be purchased or sold directly. Financial futures are similar contracts based on the future value of the basket of securities that comprise the index. These contracts obligate the seller to deliver, and the purchaser to take, cash to settle the futures transaction. There is no delivery made of the underlying securities to settle the futures obligation. Either party may also settle the transaction by entering into an offsetting contract.

         An interest rate future obligates the seller to deliver (and the purchaser to take) cash or a specified type of debt security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position.

         The Fund can invest a portion of its assets in commodity futures contracts. Commodity futures may be based upon commodities within five main commodity groups: (1) energy, which includes crude oil, natural gas, gasoline and heating oil; (2) livestock, which includes cattle and hogs; (3) agriculture, which includes wheat, corn, soybeans, cotton, coffee, sugar and cocoa; (4) industrial metals, which includes aluminum, copper, lead, nickel, tin and zinc; and (5) precious metals, which includes gold, platinum and silver. The Fund may purchase and sell commodity futures contracts, options on futures contracts and options and futures on commodity indices with respect to these five main commodity groups and the individual commodities within each group, as well as other types of commodities.

         No payment is paid or received by the Fund on the purchase or sale of a future. Upon entering into a futures transaction, the Fund will be required to deposit an initial margin payment with the futures commission merchant (the "futures broker"). Initial margin payments will be deposited with the Fund's custodian bank in an account registered in the futures broker's name. However, the futures broker can gain access to that account only under specified conditions. As the future is marked to market (that is, its value on the Fund's books is changed)
to reflect changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker daily.

         At any time prior to expiration of the future, the Fund may elect to close out its position by taking an opposite position, at which time a final determination of variation margin is made and any additional cash must be paid by or released to the Fund. Any loss or gain on the future is then realized by the Fund for tax purposes.
All futures transactions (except forward contracts) are effected through a clearinghouse associated with the exchange on which the contracts are traded.

         |_| Put and Call Options. The Fund can buy and sell certain kinds of put options ("puts") and call options ("calls"). The Fund can buy and sell exchange-traded and over-the-counter put and call options, including index options, securities options, currency options, commodities options and options on the other types of futures described above.

                  o Writing Covered Call Options. The Fund can write (that is, sell) covered calls. If the Fund sells a call option, it must be covered. That means the Fund must own the security subject to the call while the call is outstanding, or, for certain types of calls, the call may be covered by segregating liquid assets to enable the Fund to satisfy its obligations if the call is exercised. Up to 25% of the Fund's total assets may be subject to calls the Fund writes.

         When the Fund writes a call on a security, it receives cash (a premium). The Fund agrees to sell the underlying security to a purchaser of a corresponding call on the same security during the call period at a fixed exercise price regardless of market price changes during the call period. The call period is usually not more than nine months. The exercise price may differ from the market price of the underlying security. The Fund has the risk of loss that the price of the underlying security may decline during the call period. That risk may be offset to some extent by the premium the Fund receives. If the value of the investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium and the investment.

         When the Fund writes a call on an index, it receives cash (a premium). If the buyer of the call exercises it, the Fund will pay an amount of cash equal to the difference between the closing price of the call and the exercise price, multiplied by a specified multiple that determines the total value of the call for each point of difference. If the value of the underlying investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case, the Fund would keep the cash premium.

         The Fund's custodian, or a securities depository acting for the custodian, will act as the Fund's escrow agent, through the facilities of the Options Clearing Corporation ("OCC"), as to the investments on which the
Fund has written calls traded on exchanges or as to other acceptable escrow securities. In that way, no margin will be required for such transactions. OCC will release the securities on the expiration of the option or when the Fund enters into a closing transaction.

         When the Fund writes an over-the-counter ("OTC") option, it will enter into an arrangement which will establish a formula price at which the Fund will have the absolute right to repurchase that OTC option. The formula price will generally be based on a multiple of the premium received for the option, plus the amount by which the option is exercisable below the market price of the underlying security (that is, the option is "in the money"). When the Fund writes an OTC option, it will treat as illiquid (for purposes of its restriction on holding illiquid securities) the mark-to-market value of any OTC option it holds, unless the option is subject to a buy-back agreement by the executing broker.

         To terminate its obligation on a call it has written, the Fund may purchase a corresponding call in a
"closing purchase transaction." The Fund will then realize a profit or loss, depending upon whether the net of the amount of the option transaction costs and the premium received on the call the Fund wrote is more or less than the price of the call the Fund purchases to close out the transaction. The Fund may realize a profit if the call expires unexercised, because the Fund will retain the underlying security and the premium it received when it wrote the call. Any such profits are considered short-term capital gains for federal income tax purposes, as are the premiums on lapsed calls. When distributed by the Fund they are taxable as ordinary income. If the Fund cannot effect a closing purchase transaction due to the lack of a market, it will have to hold the callable securities until the call expires or is exercised.

         The Fund may also write calls on a futures contract without owning the futures contract or securities deliverable under the contract. To do so, at the time the call is written, the Fund must cover the call by segregating an equivalent dollar amount of liquid assets. The Fund will segregate additional liquid assets if the value of the segregated assets drops below 100% of the current value of the future. Because of this segregation requirement, in no circumstances would the Fund's receipt of an exercise notice as to that future require the
Fund to deliver a futures contract. It would simply put the Fund in a short futures position, which is permitted by the Fund's hedging policies.

|_|      Writing Put Options. The Fund can sell put options. A put option on securities gives the purchaser the right to sell, and the writer the obligation to buy, the underlying investment at the exercise price during the option period. The Fund will not write puts if, as a result, more than 25% of the Fund's net assets would be required to be segregated to cover such put options.

         If the Fund writes a put, the put must be covered by segregated liquid assets. The premium the Fund receives from writing a put represents a profit, as long as the price of the underlying investment remains equal to or above the exercise price of the put. However, the Fund also assumes the obligation during the option period to buy the underlying investment from the buyer of the put at the exercise price, even if the value of the investment falls below the exercise price. If a put the Fund has written expires unexercised, the Fund realizes a gain in the amount of the premium less the transaction costs incurred. If the put is exercised, the Fund must fulfill its obligation to purchase the underlying investment at the exercise price. That price will usually exceed the market value of the investment at that time. In that case, the Fund may incur an unrealized loss immediately, which would then be realized when the underlying security is sold. That loss will be equal to the sum of the sale price of the underlying investment and the premium received minus the sum of the exercise price and any transaction costs the Fund incurred.

         When writing a put option on a security, to secure its obligation to pay for the underlying security the
Fund will deposit in escrow liquid assets with a value equal to or greater than the exercise price of the underlying securities. The Fund therefore forgoes the opportunity of investing the segregated assets or writing calls against those assets.

         As long as the Fund's obligation as the put writer continues, it may be assigned an exercise notice by the broker-dealer through which the put was sold. That notice will require the Fund to take delivery of the underlying security and pay the exercise price. The Fund has no control over when it may be required to purchase the underlying security, since it may be assigned an exercise notice at any time prior to the termination of its obligation as the writer of the put. That obligation terminates upon expiration of the put. It may also terminate if, before it receives an exercise notice, the Fund effects a closing purchase transaction by purchasing a put of the same series as it sold. Once the Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

         The Fund may decide to effect a closing purchase transaction to realize a profit on an outstanding put option it has written or to prevent the underlying security from being put. Effecting a closing purchase transaction will also permit the Fund to write another put option on the security, or to sell the security and use the proceeds from the sale for other investments. The Fund will realize a profit or loss from a closing purchase transaction depending on whether the cost of the transaction is less or more than the premium received from writing the put option. Any profits from writing puts are considered short-term capital gains for federal tax purposes, and when distributed by the Fund, are taxable as ordinary income.

                  |_| Purchasing Calls and Puts. The Fund can purchase calls on securities, broadly-based securities indices, foreign currencies and futures. It may do so to protect against the possibility that the
Fund's portfolio will not participate in an anticipated rise in the securities market. When the Fund buys a call
(other than in a closing purchase transaction), it pays a premium. The Fund then has the right to buy the underlying investment from a seller of a corresponding call on the same investment during the call period at a fixed exercise price. The Fund benefits only if it sells the call at a profit or if, during the call period, the market price of the underlying investment is above the sum of the call price plus the transaction costs and the premium paid for the call and the Fund exercises the call. If the Fund does not exercise the call or sell it
(whether or not at a profit), the call will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to purchase the underlying investment.

         The Fund can buy puts on securities, broadly-based securities indices, foreign currencies and futures, whether or not it holds the underlying investment in its portfolio. When the Fund purchases a put, it pays a premium and, except as to puts on indices, has the right to sell the underlying investment to a seller of a put on a corresponding investment during the put period at a fixed exercise price. Buying a put on securities or futures the Fund owns enables the Fund to attempt to protect itself during the put period against a decline in the value of the underlying investment below the exercise price by selling the underlying investment at the exercise price to a seller of a corresponding put. If the market price of the underlying investment is equal to or above the exercise price and, as a result, the put is not exercised or resold, the put will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to sell the underlying investment. However, the Fund may sell the put prior to its expiration. That sale may or may not be at a profit.

         When the Fund purchases a call or put on an index or future, it pays a premium, but settlement is in cash rather than by delivery of the underlying investment to the Fund. Gain or loss depends on changes in the index in question (and thus on price movements in the securities market generally) rather than on price movements in individual securities or futures contracts.

         The Fund may buy a call or put only if, after the purchase, the value of all call and put options held by the Fund will not exceed 5% of the Fund's total assets.

                  |_| Buying and Selling Options on Foreign Currencies. The Fund can buy and sell calls and puts on foreign currencies. They include puts and calls that trade on a securities or commodities exchange or in the over-the-counter markets or are quoted by major recognized dealers in such options. The Fund could use these calls and puts to try to protect against declines in the dollar value of foreign securities and increases in the dollar cost of foreign securities the Fund wants to acquire.

         If the Manager anticipates a rise in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of those securities may be partially offset by purchasing calls or writing puts on that foreign currency. If the Manager anticipates a decline in the dollar value of a foreign currency, the decline in the dollar value of portfolio securities denominated in that currency might be partially offset by writing calls or purchasing puts on that foreign currency. However, the currency rates could fluctuate in a direction adverse to the Fund's position. The Fund will then have incurred option premium payments and transaction costs without a corresponding benefit.

         A call the Fund writes on a foreign currency is "covered" if the Fund owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or it can do so for additional cash consideration held in a segregated account by its custodian bank) upon conversion or exchange of other foreign currency held in its portfolio.

         The Fund could write a call on a foreign currency to provide a hedge against a decline in the U.S.
dollar value of a security which the Fund owns or has the right to acquire and which is denominated in the currency underlying the option. That decline might be one that occurs due to an expected adverse change in the exchange rate. This is known as a "cross-hedging" strategy. In those circumstances, the Fund covers the option by maintaining cash, U.S. government securities or other liquid, high grade debt securities in an amount equal to the exercise price of the option, in a segregated account with the Fund's custodian bank.

         |_| Risks of Hedging with Options and Futures. The use of hedging instruments requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management.
If the Manager uses a hedging instrument at the wrong time or judges market conditions incorrectly, hedging strategies may reduce the Fund's return. The Fund could also experience losses if the prices of its futures and options positions were not correlated with its other investments.

         The Fund's option activities might affect its portfolio turnover rate and brokerage commissions. The exercise of calls written by the Fund might cause the Fund to sell related portfolio securities, thus increasing its turnover rate. The exercise by the Fund of puts on securities will cause the sale of underlying investments, increasing portfolio turnover. Although the decision whether to exercise a put it holds is within the Fund's control, holding a put might cause the Fund to sell the related investments for reasons that would not exist in the absence of the put.

         The Fund could pay a brokerage commission each time it buys a call or put, sells a call or put, or buys or sells an underlying investment in connection with the exercise of a call or put. Those commissions could be higher on a relative basis than the commissions for direct purchases or sales of the underlying investments.
Premiums paid for options are small in relation to the market value of the underlying investments. Consequently, put and call options offer large amounts of leverage. The leverage offered by trading in options could result in the Fund's net asset value being more sensitive to changes in the value of the underlying investment.

         If a covered call written by the Fund is exercised on an investment that has increased in value, the
Fund will be required to sell the investment at the call price. It will not be able to realize any additional appreciation in excess of the covered call price if the investment has increased in value above the call price.

         An option position may be closed out only on a market that provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular option. The
Fund might experience losses if it could not close out a position because of an illiquid market for the future or option.

         There is a risk in using short hedging by selling futures or purchasing puts on broadly-based indices or futures to attempt to protect against declines in the value of the Fund's portfolio securities. The risk is that the prices of the futures or the applicable index will correlate imperfectly with the behavior of the cash prices of the Fund's securities. For example, it is possible that while the Fund has used hedging instruments in a short hedge, the market may advance and the value of the securities held in the Fund's portfolio might decline. If that occurred, the Fund would lose money on the hedging instruments and also experience a decline in the value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the indices upon which the hedging instruments are based.

         The risk of imperfect correlation increases as the composition of the Fund's portfolio diverges from the securities included in the applicable index. To compensate for the imperfect correlation of movements in the price of the portfolio securities being hedged and movements in the price of the hedging instruments, the Fund might use hedging instruments in a greater dollar amount than the dollar amount of portfolio securities being hedged. It might do so if the historical volatility of the prices of the portfolio securities being hedged is more than the historical volatility of the applicable index.

         The ordinary spreads between prices in the cash and futures markets are subject to distortions, due to differences in the nature of those markets. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities markets. Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

         The Fund can use hedging instruments to establish a position in the securities markets as a temporary substitute for the purchase of individual securities (long hedging) by buying futures and/or calls on such futures, broadly-based indices or on securities. It is possible that when the Fund does so the market might decline. If the Fund then concludes not to invest in securities because of concerns that the market might decline further or for other reasons, the Fund will realize a loss on the hedging instruments that is not offset by a reduction in the price of the securities purchased.

         |_| Forward Contracts. Forward contracts are foreign currency exchange contracts. They are used to buy or sell foreign currency for future delivery at a fixed price. The Fund uses them to "lock in" the U.S. dollar price of a security denominated in a foreign currency that the Fund has bought or sold, or to protect against possible losses from changes in the relative values of the U.S. dollar and a foreign currency. The Fund limits its exposure in foreign currency exchange contracts in a particular foreign currency to the amount of its assets denominated in that currency or a closely-correlated currency. The Fund may also use "cross-hedging" where the
Fund hedges against changes in currencies other than the currency in which a security it holds is denominated.

         Under a forward contract, one party agrees to purchase, and another party agrees to sell, a specific currency at a future date. That date may be any fixed number of days from the date of the contract agreed upon by the parties. The transaction price is set at the time the contract is entered into. These contracts are traded in the inter-bank market conducted directly among currency traders (usually large commercial banks) and their customers.

         The Fund may use forward contracts to protect against uncertainty in the level of future exchange rates.
The use of forward contracts does not eliminate the risk of fluctuations in the prices of the underlying securities the Fund owns or intends to acquire, but it does fix a rate of exchange in advance. Although forward contracts may reduce the risk of loss from a decline in the value of the hedged currency, at the same time they limit any potential gain if the value of the hedged currency increases.

         When the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when it anticipates receiving dividend payments in a foreign currency, the Fund might desire to
"lock-in" the U.S. dollar price of the security or the U.S. dollar equivalent of the dividend payments. To do so, the Fund could enter into a forward contract for the purchase or sale of the amount of foreign currency involved in the underlying transaction, in a fixed amount of U.S. dollars per unit of the foreign currency. This is called a "transaction hedge." The transaction hedge will protect the Fund against a loss from an adverse change in the currency exchange rates during the period between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

         The Fund could also use forward contracts to lock in the U.S. dollar value of portfolio positions. This is called a "position hedge." When the Fund believes that foreign currency might suffer a substantial decline against the U.S. dollar, it could enter into a forward contract to sell an amount of that foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in that foreign currency.
When the Fund believes that the U.S. dollar might suffer a substantial decline against a foreign currency, it could enter into a forward contract to buy that foreign currency for a fixed dollar amount. Alternatively, the
Fund could enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount if the Fund believes that the U.S. dollar value of the foreign currency to be sold pursuant to its forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which portfolio securities of the Fund are denominated. That is referred to as a "cross hedge."

         The Fund will cover its short positions in these cases by identifying to its custodian bank assets having a value equal to the aggregate amount of the Fund's commitment under forward contracts. The Fund will not enter into forward contracts or maintain a net exposure to such contracts if the consummation of the contracts would obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's portfolio securities or other assets denominated in that currency or another currency that is the subject of the hedge.

         However, to avoid excess transactions and transaction costs, the Fund may maintain a net exposure to forward contracts in excess of the value of the Fund's portfolio securities or other assets denominated in foreign currencies if the excess amount is "covered" by liquid securities denominated in any currency. The cover must be at least equal at all times to the amount of that excess. As one alternative, the Fund may purchase a call option permitting the Fund to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward contract price. As another alternative, the Fund may purchase a put option permitting the Fund to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the forward contact price.

         The precise matching of the amounts under forward contracts and the value of the securities involved generally will not be possible because the future value of securities denominated in foreign currencies will change as a consequence of market movements between the date the forward contract is entered into and the date it is sold. In some cases the Manager might decide to sell the security and deliver foreign currency to settle the original purchase obligation. If the market value of the security is less than the amount of foreign currency the
Fund is obligated to deliver, the Fund might have to purchase additional foreign currency on the "spot" (that is, cash) market to settle the security trade. If the market value of the security instead exceeds the amount of foreign currency the Fund is obligated to deliver to settle the trade, the Fund might have to sell on the spot market some of the foreign currency received upon the sale of the security. There will be additional transaction costs on the spot market in those cases.

         The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the Fund to sustain losses on these contracts and to pay additional transactions costs. The use of forward contracts in this manner might reduce the
Fund's performance if there are unanticipated changes in currency prices to a greater degree than if the Fund had not entered into such contracts.

         At or before the maturity of a forward contract requiring the Fund to sell a currency, the Fund might sell a portfolio security and use the sale proceeds to make delivery of the currency. In the alternative the Fund might retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract. Under that contract the Fund will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, the Fund might close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance. The gain or loss will depend on the extent to which the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and offsetting contract.

         The costs to the Fund of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no brokerage fees or commissions are involved. Because these contracts are not traded on an exchange, the Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

         Although the Fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. The Fund may convert foreign currency from time to time, and will incur costs in doing so. Foreign exchange dealers do not charge a fee for conversion, but they do seek to realize a profit based on the difference between the prices at which they buy and sell various currencies. Thus, a dealer might offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

              |_| Interest Rate Swap Transactions.  The Fund can enter into interest rate swap agreements.  In an interest rate swap, the Fund and another party exchange their right to receive or their obligation to pay interest on a security. For example, they might swap the right to receive floating rate payments for fixed rate payments. The Fund can enter into swaps only on securities that it owns. The Fund will not enter into swaps with respect to more than 25% of its total assets. Also, the Fund will identify on its books liquid assets (such as cash or U.S. government securities) to cover any amounts it could owe under swaps that exceed the amounts it is entitled to receive, and it will adjust that amount daily, as needed.

         Swap agreements entail both interest rate risk and credit risk.  There is a risk that, based on movements of interest rates in the future, the payments made by the Fund under a swap agreement will be greater than the payments it received.  Credit risk arises from the possibility that the counterparty will default.  If the counterparty defaults, the Fund's loss will consist of the net amount of contractual interest payments that the Fund has not yet received.  The Manager will monitor the creditworthiness of counterparties to the Fund's interest rate swap transactions on an ongoing basis.

         The Fund can enter into swap transactions with certain counterparties pursuant to master netting agreements.  A master netting agreement provides that all swaps done between the Fund and that counterparty shall be regarded as parts of an integral agreement.  If amounts are payable on a particular date in the same currency in respect of one or more swap transactions, the amount payable on that date in that currency shall be the net amount.  In addition, the master netting agreement may provide that if one party defaults generally or on one swap, the counterparty can terminate all of the swaps with that party.  Under these agreements, if a default results in a loss to one party, the measure of that party's damages is calculated by reference to the average cost of a replacement swap for each swap. It is measured by the mark-to-market value at the time of the termination of each swap.  The gains and losses on all swaps are then netted, and the result is the counterparty's gain or loss on termination.  The termination of all swaps and the netting of gains and losses on termination are generally referred to as "aggregation."

         |_| Regulatory Aspects of Hedging Instruments. When using futures and options on futures, the Fund is required to operate within certain guidelines and restrictions with respect to the use of futures as established by the Commodities Futures Trading Commission (the "CFTC"). In particular, the Fund is exempted from registration with the CFTC as a "commodity pool operator" if the Fund complies with the requirements of Rule 4.5 adopted by the CFTC. The Rule does not limit the percentage of the Fund's assets that may be used for futures margin and related options premiums for a bona fide hedging position. However, under the Rule, the Fund must limit its aggregate initial futures margin and related options premiums to not more than 5% of the Fund's net assets for hedging strategies that are not considered bona fide hedging strategies under the Rule. Under the Rule, the Fund must also use short futures and options on futures solely for bona fide hedging purposes within the meaning and intent of the applicable provisions of the Commodity Exchange Act.

         Transactions in options by the Fund are subject to limitations established by the option exchanges. The exchanges limit the maximum number of options that may be written or held by a single investor or group of investors acting in concert. Those limits apply regardless of whether the options were written or purchased on the same or different exchanges or are held in one or more accounts or through one or more different exchanges or through one or more brokers. Thus, the number of options that the Fund may write or hold may be affected by options written or held by other entities, including other investment companies having the same advisor as the
Fund (or an advisor that is an affiliate of the Fund's advisor). The exchanges also impose position limits on
Futures transactions. An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions.

         Under the Investment Company Act, when the Fund purchases a future, it must maintain cash or readily marketable short-term debt instruments in an amount equal to the market value of the securities underlying the future, less the margin deposit applicable to it. The account must be a segregated account or accounts held by the Fund's custodian bank. The Fund will maintain other segregated accounts in appropriate cases.

         |_| Tax Aspects of Certain Hedging Instruments. Certain foreign currency exchange contracts in which the
Fund may invest are treated as "Section 1256 contracts" under the Internal Revenue Code. In general, gains or losses relating to Section 1256 contracts are characterized as 60% long-term and 40% short-term capital gains or losses under the Code. However, foreign currency gains or losses arising from Section 1256 contracts that are forward contracts generally are treated as ordinary income or loss. In addition, Section 1256 contracts held by the Fund at the end of each taxable year are "marked-to-market," and unrealized gains or losses are treated as though they were realized. These contracts also may be marked-to-market for purposes of determining the excise tax applicable to investment company distributions and for other purposes under rules prescribed pursuant to the
Internal Revenue Code. An election can be made by the Fund to exempt those transactions from this marked-to-market treatment.

         Certain forward contracts the Fund enters into may result in "straddles" for federal income tax purposes. The straddle rules may affect the character and timing of gains (or losses) recognized by the Fund on straddle positions. Generally, a loss sustained on the disposition of a position making up a straddle is allowed only to the extent that the loss exceeds any unrecognized gain in the offsetting positions making up the straddle. Disallowed loss is generally allowed at the point where there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:

         (1)   gains or losses attributable to fluctuations in exchange rates that occur between the time the
               Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities, and
         (2)   gains or losses attributable to fluctuations in the value of a foreign currency between the date of acquisition of a debt security denominated in a foreign currency or foreign currency forward contracts and the date of disposition.

         Currency gains and losses are offset against market gains and losses on each trade before determining a net "Section 988" gain or loss under the Internal Revenue Code for that trade, which may increase or decrease the amount of the Fund's investment company income available for distribution to its shareholders.

         |X| Temporary Defensive and Interim Investments. When market conditions are unstable, or the Manager believes it is otherwise appropriate to reduce holdings in stocks, the Fund can invest in a variety of debt securities for defensive purposes. The Fund can also purchase these securities for liquidity purposes to meet cash needs due to the redemption of Fund shares, or to hold while waiting to reinvest cash received from the sale of other portfolio securities. The Fund can buy:

o        high-quality (rated in the top two rating categories of nationally-recognized rating organizations or deemed by the Manager to be of comparable quality), short-term money market instruments, including those issued by the U. S. Treasury or other government agencies,
o        commercial paper (short-term, unsecured, promissory notes of domestic or foreign companies),
o        short-term debt obligations of corporate issuers,
o        certificates of deposit and bankers' acceptances of domestic and foreign banks and savings and loan associations, and
o        repurchase agreements.

         These short-term debt securities would be selected for defensive or cash management purposes because they can normally be disposed of quickly, are not generally subject to significant fluctuations in principal value and their value will be less subject to interest rate risk than longer-term debt securities. If securities of foreign companies are selected, the issuer must have assets of at least (U.S.) $1 billion.

Investment Restrictions

         |X| What Are "Fundamental Policies?" Fundamental policies are those policies that the Fund has adopted to govern its investments that can be changed only by the vote of a "majority" of the Fund's outstanding voting securities. Under the Investment Company Act, a "majority" vote is defined as the vote of the holders of the lesser of:

o        67% or more of the shares present or represented by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
o        more than 50% of the outstanding shares.

         The Fund's investment objective is a fundamental policy. Other policies described in the Prospectus or this Statement of Additional Information are "fundamental" only if they are identified as such. The Fund's Board of Trustees can change non-fundamental policies without shareholder approval. However, significant changes to investment policies will be described in supplements or updates to the Prospectus or this Statement of Additional
Information, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

         |X| Does the Fund Have Additional Fundamental Policies?  The following investment restrictions are fundamental policies of the Fund as contemplated by the Investment Company Act of 1940 (the "Act"). The
limitations of the following policies may be changed to the extent that the corresponding policies of the Act are changed by amendment, exemptive or interpretive relief.

o        The Fund cannot buy securities issued or guaranteed by any one issuer if more than 5% of its total assets would be invested in securities of that issuer or if it would then own more than 10% of that issuer's voting securities. That restriction applies to 50% of the Fund's total assets. The limit does not apply to securities issued by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies.
o        The Fund cannot make loans except as permitted by the Act. Permitted loans under the Act include (a) the lending of securities, (b) the purchase of debt instruments or similar evidences of indebtedness,
              (c) an interfund lending program (if applicable) with other affiliated funds, provided that no such loan may be made if, as a result, the aggregate of such loans would exceed 33 1/3% of the value of its total assets (taken at market value at the time of such loans), and (d) through repurchase agreements.
o        The Fund cannot borrow except as permitted by the Act. Currently the Act permits loans only from banks and/or affiliated investment companies and only to the extent that the value of its assets less its liabilities other than borrowing is equal to at least 300% of all borrowings (including the proposed borrowing.)

o        The Fund will concentrate investments in the real estate industry. That means it will invest 25% or more of its total assets in companies in the real estate industry.  The Fund will not invest more than
              25% of its total assets outside the real estate industry.
o        The Fund cannot invest in other investment companies except to the extent permitted by the Act. The Fund would be permitted under this policy to invest its assets in the securities of one or more open-end management investment company for which the Manager, one of its affiliates or a successor is the investment advisor or sub-advisor. That fund or funds must have substantially the same fundamental investment objective, policies and limitations as the Fund. This policy also would permit the Fund to adopt a "master-feeder" structure. Under that structure, the Fund would be a "feeder" fund and would invest all of its assets in a single pooled "master fund" in which other feeder funds could also invest. This could enable the Fund to take advantage of potential operational and cost efficiencies in the master-feeder structure. The Fund has no present intention of adopting the master-feeder structure. If it did so, the Prospectus and this Statement of Additional Information would be revised accordingly.

o        The Fund cannot underwrite securities of other companies except as permitted by the Act. A permitted exception is in case it is deemed to be an underwriter under the Securities Act of 1933 when reselling any securities held in its own portfolio.
o        The Fund cannot invest in real estate or in interests in real estate.  Securities issued by companies which invest in real estate or interests therein, or securities directly or indirectly secured by real estate or interests therein are not considered to be investments in real estate.
o        The Fund cannot issue "senior securities," except as permitted by the Act. That restriction does not prohibit the Fund from borrowing money subject to the provisions set forth in this Statement of
              Additional Information, or from entering into margin, collateral or escrow arrangements permitted by its other investment policies.

Non-Fundamental Policies

         Unless the Prospectus or this Statement of Additional Information states that a percentage restriction applies on an ongoing basis, it applies only at the time the Fund makes an investment with the exception of the borrowing policy. The Fund need not sell securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.

         For purposes of the Fund's policy not to concentrate its investments except in the real estate industry as described above, the Fund has adopted the industry classifications set forth in Appendix A to this Statement of Additional Information. The industry classifications may be changed from time to time by the Fund.

How the Fund is Managed

Organization and History. The Fund is an open-end, non-diversified management investment company with an unlimited number of authorized shares of beneficial interest. The Fund was organized as a Massachusetts business trust on November 27, 2001.

         The Fund is governed by a Board of Trustees, which is responsible for protecting the interests of shareholders under Massachusetts law. The Trustees meet periodically throughout the year to oversee the Fund's activities, review its performance, and review the actions of the Manager. Although the Fund will not normally hold annual meetings of its shareholders, it may hold shareholder meetings from time to time on important matters, and shareholders have the right to call a meeting to remove a Trustee or to take other action described in the Fund's Declaration of Trust.

         |X|  Classes of Shares. The Trustees are authorized, without shareholder approval, to create new series and classes of shares.  The Trustees may reclassify unissued shares of the Fund into additional series or classes of shares.  The Trustees also may divide or combine the shares of a class into a greater or lesser number of shares without changing the proportionate beneficial interest of a shareholder in the Fund.  Shares do not have cumulative voting rights or preemptive or subscription rights.  Shares may be voted in person or by proxy at shareholder meetings.

         The Fund currently has five classes of shares: Class A, Class B, Class C, Class N and Class Y.  All classes invest in the same investment portfolio.  Only retirement plans may purchase Class N shares. Only certain institutional investors may elect to purchase Class Y shares.  Each class of shares:
o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate voting rights on matters in which interests of one class are different from interests of another class, and
o        votes as a class on matters that affect that class alone.

              Shares are freely transferable, and each share of each class has one vote at shareholder meetings, with fractional shares voting proportionally on matters submitted to the vote of shareholders.  Each share of the
Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

         |X| Meetings of Shareholders.  As a Massachusetts business trust, the Fund is not required to hold, and does not plan to hold, regular annual meetings of shareholders. The Fund will hold meetings when required to do so by the Investment Company Act or other applicable law. It will also do so when a shareholder meeting is called by the Trustees or upon proper request of the shareholders.

         Shareholders have the right, upon the declaration in writing or vote of two-thirds of the outstanding shares of the Fund, to remove a Trustee.  The Trustees will call a meeting of shareholders to vote on the removal of a Trustee upon the written request of the record holders of 10% of its outstanding shares.  If the Trustees receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders to request a meeting to remove a Trustee, the Trustees will then either make the Fund's shareholder list available to the applicants or mail their communication to all other shareholders at the applicants' expense. The shareholders making the request must have been shareholders for at least six months and must hold shares of the
Fund valued at $25,000 or more or constituting at least 1% of the Fund's outstanding shares, whichever is less.
The Trustees may also take other action as permitted by the Investment Company Act.

         |X|  Shareholder and Trustee Liability.  The Fund's Declaration of Trust contains an express disclaimer of shareholder or Trustee liability for the Fund's obligations. It also provides for indemnification and reimbursement of expenses out of the Fund's property for any shareholder held personally liable for its obligations.  The Declaration of Trust also states that upon request, the Fund shall assume the defense of any claim made against a shareholder for any act or obligation of the Fund and shall satisfy any judgment on that claim.  Massachusetts law permits a shareholder of a business trust (such as the Fund) to be held personally liable as a "partner" under certain circumstances. However, the risk that a Fund shareholder will incur financial loss from being held liable as a "partner" of the Fund is limited to the relatively remote circumstances in which the Fund would be unable to meet its obligations.

         The Fund's contractual arrangements state that any person doing business with the Fund (and each shareholder of the Fund) agrees under its Declaration of Trust to look solely to the assets of the Fund for satisfaction of any claim or demand that may arise out of any dealings with the Fund.  Additionally, the Trustees shall have no personal liability to any such person, to the extent permitted by law.  However, this does not cover the prohibited acts referred to in sections 17(h) and (i) under the Investment Company Act of 1940.

Board of Trustees

          The Fund is governed by a Board of Trustees, which is responsible for protecting the interests of shareholders under Massachusetts law. The Trustees meet periodically throughout the year to oversee the Fund's activities, review its performance, and review the actions of the Manager.  Although the Fund will not normally hold annual meetings of its shareholders, it may hold shareholder meetings from time to time on important matters, and shareholders have the right to call a meeting to remove a Trustee or to take other action described in the Fund's Declaration of Trust.

         The Trustees have appointed an Audit Committee, comprised of Messrs. Wold, Wickler and Abdow, all of whom are independent Trustees.  The Audit Committee is scheduled to meet one time during the fiscal year ended
April 30, 2002.  The Board of Trustees does not have a standing nominating or compensation committee.

         The Audit Committee furnishes the Board with recommendations regarding the selection of the independent auditor.  Other functions of the Audit Committee include: (i) reviewing the scope and results of audits and the audit fees charged; (ii) reviewing reports from the Fund's independent auditor regarding the adequacy of the
Fund's internal accounting procedures and controls; and (iii) establishing a separate line of communication between the Fund's independent auditors and its Non-Affiliated Trustees.

         Based on the Audit Committee's recommendation, the Board of Trustees of the Fund, including a majority of the Non-Affiliated Trustees, at a meeting held February 12, 2002, selected Ernst & Young LLP ("Ernst & Young")
as auditors of the Fund.  Ernst & Young also serves as auditors for certain other funds for which the Manager acts as investment advisor.

         It is anticipated the Ernst & Young will perform audit services for the Fund including the audit of the
Fund's financial statements, review of the Fund's annual report and registration statement amendment, consultation on financial accounting and reporting matters, and meetings with the Board of Trustees.

Trustees and Officers of the Fund.  The Fund's Trustees and officers and their positions held with the Fund and length of service in such position(s) and their principal occupations and business affiliations during the past five years are listed below.  Each of the Trustees except Mr. Murphy and Mr. Walcott are independent trustees, as defined in the Investment Company Act.  Mr. Murphy is an "interested trustee," because he is affiliated with the
Manager by virtue of his positions as an officer and director of the Manager, and as a shareholder of its parent company.  Mr. Walcott is an "interested trustee" by virtue of his former position as an officer of the Manager's parent company.  Mr. Murphy was elected as a Trustee of the Fund with the understanding that in the event his affiliation with the Manager is terminated, he will resign as a trustee of the Fund and the other Board IV Funds for which he is a trustee or director.  All information is as of December 31, 2001.  All of the Trustees are
Trustees or Managers of the following Oppenheimer funds (referred to as "Board IV Funds"):

                                     Oppenheimer Tremont Market Neutral Fund LLC
                                      Oppenheimer Tremont Opportunity Fund LLC

                                            Oppenheimer Real Estate Fund

         Messrs. Murphy, Farrar, Wixted and Zack and Mses. Feld and Ives who are officers of the Fund, respectively hold the same offices with the other Oppenheimer funds.  Ms. Lee is also an officer of the Fund.  As of the date of this Statement of Additional Information, the Trustees and the officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund. The foregoing statement does not reflect ownership of shares of the Fund held of record by an employee benefit plan for employees of the Manager, other than the shares beneficially owned under the plan by the officers of the Fund listed above. In addition, each Independent
Trustee, and his family members, do not own securities of either the Manager or Distributor of the Board IV funds or any person directly or indirectly controlling, controlled by or under common control with the Manager or
Distributor.

Independent Trustees

-------------------------- ------------------------------------------------------ ----------------- ------------------

                                                                                                    Aggregate Dollar
Name, Address,1 Age,                                                                                 Range of Shares
Position(s) Held with      Principal Occupation(s) During Past 5 Years / Other    Dollar Range of    Owned in any of
Fund and Length of Time    Trusteeships Held by Trustee / Number of Portfolios    Shares Owned in     the Board IV
Served2                    in Fund Complex Overseen by Trustee                        the Fund      Funds3

-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------

Ronald J. Abdow, Trustee   President, Abdow Corporation (operator of                     $0                $0
since February 2002,       restaurants): Trustee, Abdow G&R Trust and Abdow Co.
Age70.                     (owners and operators of restaurant properties);
                           Partner, Abdow Partnership, Abdow Auburn Associates
                           and Abdow Hazard Associates (owners and operators of
                           restaurant properties); Chairman, Western Mass
                           Development Corp; Chairman, American International
                           College; Trustee (since 1993) of MML Series
                           Investment Fund and Trustee (since 1994) of
                           MassMutual Institutional Funds  (open-end investment
                           companies). Trustee/manager of three investment
                           companies in the OppenheimerFunds complex.

-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------

Joseph M. Wikler,          Self-employed as an investment consultant; a
Trustee (since February    director of Lakes Environmental Association (since
2002),                     1996), and Medintec (since 1992) and Cathco (since
Age 60.                    1995) (medical device companies); and a member of
                           the investment committee of the Associated Jewish             $0                $0
                           Charities of Baltimore (since 1994); formerly a
                           director of Fortis/Hartford mutual funds (1994 -
                           December 2001). Trustee/manager of three investment
                           companies in the OppenheimerFunds complex.

-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------

Peter I. Wold, Trustee     President of Wold Properties, Inc. (an oil and gas            $0                $0
(since February 2002),     exploration and production company); Vice President,
Age 53.                    Secretary and Treasurer of Wold Trona Company, Inc.
                           (soda ash processing and production); Vice President
                           of Wold Talc Company, Inc. (talc mining); Managing
                           Member, Hole-in-the-Wall Ranch (cattle ranching);
                           formerly Director and Chairman of the Board, Denver
                           Branch of the Federal Reserve Bank of Kansas City
                           (1993-1999) and Director of PacifiCorp. (1995 -
                           1999), an electric utility. Trustee/manager of three
                           investment companies in the OppenheimerFunds complex.

-------------------------- ------------------------------------------------------ ----------------- ------------------

Interested Trustee

-------------------------- ------------------------------------------------------ ----------------- ------------------

Name, Address,4 Age,       Principal Occupation(s) During Past 5 Years / Other    Dollar Range of   Aggregate Dollar
Position(s) Held with      Trusteeships Held by Trustee / Number of Portfolios    Shares Owned in    Range of Shares
Fund and Length of Time    in Fund Complex Overseen by Trustee                        the Fund       Owned in any of
Served5                                                                                              the Oppenheimer
                                                                                                    Funds6

-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------

Eustis Walcott, Trustee    Principal with Ardsley Associates (since August               $0                $0
since February 2002, Age   2000) (consulting firm); formerly Senior Vice
64.                        President, MassMutual Financial Group (May 1990 -
                           July 2000). Trustee/manager of three investment
                           companies in the OppenheimerFunds complex.

-------------------------- ------------------------------------------------------ ----------------- ------------------

Interested Trustee and Officer

-------------------------- ------------------------------------------------------ ----------------- ------------------

Name, Address,7 Age,       Principal Occupation(s) During Past 5 Years / Other    Dollar Range of   Aggregate Dollar
                                                                                                     Range of Shares
Position(s) Held with                                                                                Owned in any of
Fund and Length of Time    Trusteeships Held by Trustee / Number of Portfolios    Shares Owned in    the Oppenheimer
Served8                    in Fund Complex Overseen by Trustee                        the Fund      Funds9

-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------

John V. Murphy,            Chairman, Chief Executive Officer and director                $0             $50,001 -
President and Trustee      (since June 30, 2001) and President (since September
and Chairman of the Board  2000) of the Manager; President and a trustee of
Trustee since February     other Oppenheimer funds; President and a director
2002                       (since July 2001) of Oppenheimer Acquisition Corp.,
Age: 52                    the Manager's parent holding company, and of
                           Oppenheimer Partnership Holdings, Inc. (since July
                           2001), a holding company subsidiary of the Manager;
                           Chairman and a director (since July 2001) of
                           Shareholder Services, Inc. and of Shareholder
                           Financial Services, Inc., transfer agent
                           subsidiaries of the Manager; President (since
                           November 1, 2001) and a director (since July 2001)
                           of Oppenheimer Real Asset Management, Inc., an
                           investment advisor subsidiary of the Manager;
                           President and a director (since July 2001) of
                           OppenheimerFunds Legacy Program, a charitable trust
                           program established by the Manager; a director
                           (since November 2001) of Trinity Investment
                           Management Corp. and Tremont Advisers, Inc.,
                           investment advisory affiliates of the Manager, and
                           of OAM Institutional, Inc. (since November 2001), an
                           investment advisory subsidiary of the Manager, and
                           of HarbourView Asset Management Corporation and OFI
                           Private Investments, Inc. (since July 2001),
                           investment advisor subsidiaries of the Manager;
                           formerly President and trustee (from November 1999                           $100,000
                           to November 2001) of MML Series Investment Fund and
                           MassMutual Institutional Funds, open-end investment
                           companies; Chief Operating Officer (from September
                           2000 to July 2001) of the Manager; Executive Vice
                           President of Massachusetts Mutual Life Insurance
                           Company (from February 1997 to August 2000); a
                           director (from 1999 to 2000) of C.M. Life Insurance
                           Company; President, Chief Executive Officer and a
                           director (from 1999 to 2000) of MML Bay State Life
                           Insurance Company; Executive Vice President,
                           director and Chief Operating Officer (from 1995 to
                           1997) of David L. Babson & Company, Inc., an
                           investment advisor; Senior Vice President and
                           director (from 1995 to 1997) of Potomac Babson Inc.,
                           an investment advisor subsidiary of David L. Babson
                           & Company, Inc.; Senior Vice President (from 1995 to
                           1997) and director (from 1995 to 1999) of DBL
                           Acquisition Corporation, a holding company for
                           investment advisers; a director (from 1989 to 1998)
                           of Emerald Isle Bancorp and Hibernia Savings Bank,
                           wholly-owned subsidiary of Emerald Isle Bancorp; and
                           Chief Operating Officer (from 1993 to 1996) of
                           Concert Capital Management, Inc., an investment
                           advisor. Director/trustee/manager of 62 investment
                           companies in the OppenheimerFunds complex.

-------------------------- ------------------------------------------------------ ----------------- ------------------

Officers of the Fund

----------------------------------------------- ----------------------------------------------------------------------

Name, Address,10 Age, Position(s) Held with     Principal Occupation(s) During Past 5 Years
Fund and Length of Time Served11

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Brian W. Wixted, Treasurer, Principal           Senior Vice President and Treasurer (since March 1999) of the
Financial and Accounting Officer since          Manager; Treasurer (since March 1999) of HarbourView Asset
February 2002                                   Management Corporation, Shareholder Services, Inc., Oppenheimer Real
Age: 42                                         Asset Management Corporation, Shareholder Financial Services, Inc.
                                                and Oppenheimer Partnership Holdings, Inc., of OFI Private
                                                Investments, Inc. (since March 2000) and of OppenheimerFunds
                                                International Ltd. and Oppenheimer Millennium Funds plc (since May
                                                2000); Treasurer and Chief Financial Officer (since May 2000) of
                                                Oppenheimer Trust Company; Assistant Treasurer (since March 1999) of
                                                Oppenheimer Acquisition Corp.; an officer of other Oppenheimer funds; formerly Principal and Chief Operating Officer, Bankers Trust
                                                Company - Mutual Fund Services Division (March 1995 - March 1999);
                                                Vice President and Chief Financial Officer of CS First Boston
                                                Investment Management Corp. (September 1991 - March 1995).

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Scott T. Farrar, Assistant Treasurer            Vice President of the Manager/Mutual Fund Accounting (since May
since February 2002                             1996); Assistant Treasurer of Oppenheimer Millennium Funds plc
Age: 36                                         (since October 1997); an officer of other Oppenheimer Funds;
                                                formerly an Assistant Vice President of the Manager/Mutual Fund
                                                Accounting (April 1994 - May 1996), and a Fund Controller of the
                                                Manager.

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Robert G. Zack, Secretary                       Senior Vice President (since May 1985) and Acting General Counsel
since February 2002                             (since November 2001) of the Manager; Assistant Secretary of
Age: 53                                         Shareholder Services, Inc. (since May 1985), Shareholder Financial
                                                Services, Inc. (since November 1989); OppenheimerFunds International
                                                Ltd. and Oppenheimer Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds.

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Dina C. Lee, Assistant Secretary                Assistant Vice President and Assistant Counsel of the Manager (since
since February 2002                             December 2000); Formerly an attorney and Assistant Secretary of Van
Age: 31                                         Eck Global (until December 2000).

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Katherine P. Feld, Assistant Secretary          Vice President and Senior Counsel of the Manager (since July 1999);
since February 2002                             an officer of other Oppenheimer funds; formerly a Vice President and
Age: 43                                         Associate Counsel of the Manager (June 1990 - July 1999).

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Kathleen T. Ives, Assistant Secretary           Vice President and Assistant Counsel of the Manager (since June
since February 2002                             1998); an officer of other Oppenheimer funds; formerly an Assistant
Age: 36                                         Vice President and Assistant Counsel of the Manager (August 1997 -
                                                June 1998); and Assistant Counsel of the Manager (August 1994-August
                                                1997).

----------------------------------------------- ----------------------------------------------------------------------

         |X| Remuneration of Trustees. The officers of the Fund and one Trustee of the Fund (Mr. Murphy) who are
affiliated with the Manager receive no salary or fee from the Fund. The remaining Trustees will receive the estimated compensation shown below during the Fund's fiscal year ending April 30, 2003.  As of the date of this
Statement of Additional Information the Fund has paid no compensation to the Trustees because the Fund is a new fund with no prior operations.

         |X| Major Shareholders. As of the date of this Statement of Additional Information,
OppenheimerFunds, Inc. was the only shareholder of record of the Fund.

The Manager. The Manager is wholly-owned by Oppenheimer
Acquisition Corp., a holding
company controlled by Massachusetts
Mutual Life Insurance Company.

         |X| Code of Ethics. The
Fund, the Manager and the
Distributor have a Code of Ethics.
It is designed to detect and
prevent improper personal trading
by certain employees, including
portfolio managers, that would
compete with or take advantage of
the Fund's portfolio transactions.
Covered persons include persons
with knowledge of the investments
and investment intentions of the
Fund and other funds advised by the
Manager.  The Code of Ethics does
permit personnel subject to the
Code to invest in securities,
including securities that may be
purchased or held by the Fund,
subject to a number of restrictions
and controls. Compliance with the
Code of Ethics is carefully
monitored and enforced by the
Manager.

         The Code of Ethics is an
exhibit to the Fund's registration
statement filed with the Securities
and Exchange Commission and can be
reviewed and copied at the SEC's
Public Reference Room in
Washington, D.C.  You can obtain
information about the hours of
operation of the Public Reference
Room by calling the SEC at
1.202.942.8090.  The Code of Ethics
can also be viewed as part of the
Fund's registration statement on
the SEC's EDGAR database at the
SEC's Internet website at
WWW.SEC.GOV.  Copies may be
------------
obtained, after paying a
duplicating fee, by electronic
request at the following e-mail
address: PUBLICINFO@SEC.GOV., or by
         -------------------
writing to the SEC's Public
Reference Section, Washington,
D.C.  20549-0102.

         |X| The Investment
Advisory Agreement. The Manager
provides investment advisory and
management services to the Fund
under an investment advisory
agreement between the Manager and
the Fund. The Manager handles its
day-to-day business, and the
agreement permits the Manager to
enter into sub-advisory agreements
with other registered investment
advisors to obtain specialized
services for the Fund, as long as
the Fund is not obligated to pay
any additional fees for those
services. The Manager has retained
the Sub-Advisor pursuant to a
separate Sub-Advisory Agreement,
described below, under which the
Sub-Advisor buys and sells
portfolio securities for the Fund.
The portfolio manager of the Fund
is employed by the Sub-Advisor and
is the person who is principally
responsible for the day-to-day
management of the Fund's portfolio.

         The agreement requires the
Manager, at its expense, to provide
the Fund with adequate office
space, facilities and equipment. It
also requires the Manager to
provide and supervise the
activities of all administrative
and clerical personnel required to
provide effective administration
for the Fund. Those
responsibilities include the
compilation and maintenance of
records with respect to its
operations, the preparation and
filing of specified reports, and
composition of proxy materials and
registration statements for
continuous public sale of shares of
the Fund.

         The Fund pays expenses not
expressly assumed by the Manager
under the advisory agreement. The
advisory agreement lists examples
of expenses paid by the Fund. The
major categories relate to
interest, taxes, brokerage
commissions, fees to certain
Trustees, legal and audit expenses,
custodian and transfer agent
expenses, share issuance costs,
certain printing and registration
costs and non-recurring expenses,
including litigation costs. The
management fees paid by the Fund to
the Manager are calculated at the
rates described in the Prospectus,
which are applied to the net assets
of the Fund as a whole. The fees
are allocated to each class of
shares based upon the relative
proportion of the Fund's net assets
represented by that class.

         The investment advisory
agreement states that in the
absence of willful misfeasance, bad
faith, gross negligence in the
performance of its duties or
reckless disregard of its
obligations and duties under the
investment advisory agreement, the
Manager is not liable for any loss
the Fund sustains for any
investment adoption of any
investment policy, or the purchase,
sale or retention of any security.

         The agreement permits the
Manager to act as investment
advisor for any other person, firm
or corporation and to use the name
"Oppenheimer" in connection with
other investment companies for
which it may act as investment
advisor or general distributor. If
the Manager shall no longer act as
investment advisor to the Fund, the
Manager may withdraw the right of
the Fund to use the name
"Oppenheimer" as part of its name.

              |X| Annual Approval
of Investment Advisory Agreement.
Each year, the Board of Trustees,
including a majority of the
Independent Trustees, is required
to approve the renewal of the
investment advisory agreement. The
Investment Company Act requires
that the Board request and evaluate
and the Manager provide such
information as may be reasonably
necessary to evaluate the terms of
the investment advisory agreement.
The board employs an independent
consultant to prepare a report that
provides such information as the
Board requests for this purpose.

         The Board also receives
information about the 12b-1
distribution fees the Fund pays.
These distribution fees are
reviewed and approved at a
different time of the year.

         For the initial approval
of the Fund's investment advisory
agreement and the Sub-Advisory
Agreement in February 2002, the
Board reviewed the foregoing
information.  In addition, the
Board considered, with its
independent counsel:
o        The nature, cost, and
                  quality of the
                  services provided
                  to the Fund and
                  its shareholders
                  by the Manager
                  and the
                  Sub-Advisor,
                  respectively;
o        The profitability of the
                  Fund to the
                  Manager and the
                  Sub-Advisor;
o        The investment performance
                  of the Fund in
                  comparison to
                  regular market
                  indices;
o        Economies of scale that
                  may be available
                  to the Fund from
                  the Manager and
                  the Sub-Advisor;
o        Fees paid by other mutual
                  funds for similar
                  services;
              The value and quality
                  of any other
                  benefits or
                  services received
                  by the Fund from
                  its relationship
                  with the Manager
                  and Sub-Advisor;
                  and
              The direct and
                  indirect benefits
                  the Manager and
                  the Sub-Advisor
                  receives from
                  their
                  relationship with
                  the Fund.  These
                  include services
                  provided by the
                  General
                  Distributor and
                  the Transfer
                  Agent, and
                  brokerage and
                  soft dollar
                  arrangements
                  permissible under
                  Section 28(e) of
                  the Securities
                  Exchange Act.

         The Board considered that
the Manager must be able to pay and
retain high quality personnel at
competitive rates to provide
services to the Fund.  The Board
also considered that maintaining
the financial viability of the
Manager is important so that the
Manager will be able to continue to
provide quality services to the
Fund and its shareholders in
adverse times.  The Board also
considered the investment
performance of other mutual funds
advised by the Manager. The Board
is aware that there are
alternatives to the use of the
Manager.

         These matters were also
considered by the Independent
Trustees meeting separately from
the full Board with experienced
Counsel to the Fund who assisted
the Board in its deliberations.
The Fund's Counsel is independent
of the Manager within the meaning
and intent of the SEC Rules
regarding the independence of
counsel.

         In arriving at a decision,
the Board did not single out any
one factor or group of factors as
being more important than other
factors, but considered all factors
together.  The Board judged the
terms and conditions of the
Agreement, including the investment
advisory fee, in light of all of
the surrounding circumstances.

The Sub-Advisor. The Sub Advisor is
a wholly owned subsidiary of
Massachusetts Mutual Life Insurance
Company ("MassMutual"), the parent
company of the Manager.

|X|      The Sub-Advisory
Agreement. Under the Sub-Advisory
Agreement between the Manager and
the Sub-Advisor, the Sub-Advisor
shall regularly provide investment
advice with respect to the Fund and
invest and reinvest cash,
securities and the property
comprising the assets of the Fund.
The Sub-Advisor also agrees to
provide assistance in the
distribution and marketing of the
Fund.

         Under the Sub-Advisory
Agreement, the Manager pays the
Sub-Advisor an annual fee in
monthly installments, based on the
average daily net assets of the
Fund. The fee paid to the
Sub-Advisor under the Sub-Advisory
agreement is paid by the Manager,
not by the Fund.  The Advisor will
pay the Sub-Advisor a fee equal to
40% of the investment management
fee collected by the Advisor from
the Fund, which shall be calculated
after any investment management fee
waivers (voluntary or otherwise).
Notwithstanding the foregoing, if
the Advisor, without the
Sub-Advisor's concurrence, agrees
to voluntarily waive a portion of
the investment management fee the
Fund is required to pay to the
Advisor, the Sub-Advisor's fee
hereunder shall be based upon the
investment management fee the Fund
would have to pay exclusive of any
such waiver agreed to by the
Advisor in its sole discretion."

         The Sub-Advisory Agreement
states that in the absence of
willful misfeasance, bad faith,
negligence or reckless disregard of
its duties or obligations, the
Sub-Advisor shall not be liable to
the Manager for any act or omission
in the course of or connected with
rendering services under the
Sub-Advisory Agreement or for any
losses that may be sustained in the
purchase, holding or sale of any
security.

Brokerage Policies of the Fund

Brokerage Provisions of the
Investment Advisory Agreement and
the Sub-Advisory Agreement. One of
the duties of the Sub-Advisor under
the Sub-Advisory Agreement is to
arrange the portfolio transactions
for the Fund. The Fund's investment
advisory agreement with the Manager
and the Sub-Advisory Agreement
between the Manager and the
Sub-Advisor contain provisions
relating to the employment of
broker-dealers to effect the Fund's
portfolio transactions. The Manager
and the Sub-Advisor are authorized
to employ broker-dealers, including
"affiliated" brokers, as that term
is defined in the Investment
Company Act. They may employ
broker-dealers that, in their best
judgment based on all relevant
factors, will implement the policy
of the Fund to obtain, at
reasonable expense, the "best
execution" of the Fund's portfolio
transactions. "Among other things,
"best execution" means prompt and
reliable execution at the most
favorable price obtainable. The
Manager and Sub-Advisor need not
seek competitive commission
bidding. However, they are expected
to be aware of the current rates of
eligible brokers and to minimize
the commissions paid to the extent
consistent with the interests and
policies of the Fund as established
by the Board of Trustees.

         The Manager and the
Sub-Advisor may select brokers
(other than affiliates) that
provide brokerage and/or research
services for the Fund and/or the
other accounts over which the
Manager, the Sub-Advisor or their
respective affiliates have
investment discretion. The
commissions paid to such brokers
may be higher than another
qualified broker would charge, if
the Manager or Sub-Advisor, as
applicable, makes a good faith
determination that the commission
is fair and reasonable in relation
to the services provided. Subject
to those considerations, as a
factor in selecting brokers for the
Fund's portfolio transactions, the
Manager and the Sub-Advisor may
also consider sales of shares of
the Fund and other investment
companies for which the Manager or
an affiliate serves as investment
advisor.

         The Sub-Advisory Agreement
permits the Sub-Advisor to enter
into "soft-dollar" arrangements
through the agency of third parties
to obtain services for the Fund.
Pursuant to these arrangements, the
Sub-Advisor will undertake to place
brokerage business with
broker-dealers who pay third
parties that provide services. Any
such "soft-dollar" arrangements
will be made in accordance with
policies adopted by the Board of
the Trust and in compliance with
applicable law.

Brokerage Practices Followed by the
Sub-Advisor. The Sub-Advisor
allocates brokerage for the Fund
subject to the provisions of the
Sub-Advisory Agreement and the
procedures and rules described
above. Generally, the Sub-Advisor's
portfolio traders allocate
brokerage based upon best execution
and recommendations from research.
In certain instances, the portfolio
manager may directly place trades
and allocate brokerage. In either
case, the Sub-Advisor's executive
officers supervise the allocation
of brokerage.

         Transactions in securities
other than those for which an
exchange is the primary market are
generally done with principals or
market makers. In transactions on
foreign exchanges, the Fund may be
required to pay fixed brokerage
commissions and therefore would not
have the benefit of negotiated
commissions available in U.S.
markets. Brokerage commissions are
paid primarily for transactions in
listed securities or for certain
fixed-income agency transactions in
the secondary market. Otherwise
brokerage commissions are paid only
if it appears likely that a better
price or execution can be obtained
by doing so. In an option
transaction, the Fund ordinarily
uses the same broker for the
purchase or sale of the option and
any transaction in the securities
to which the option relates. Other
funds managed by the Sub-Advisor
have investment policies similar to
those of the Fund. Those other
funds may purchase or sell the same
securities as the Fund at the same
time as the Fund, which could
affect the supply and price of the
securities. If two or more funds
managed by the Sub-Advisor purchase
the same security on the same day
from the same dealer, the
transactions under those combined
orders are averaged as to price and
allocated in accordance with the
purchase or sale orders actually
placed for each account.

         The Sub-Advisor serves as
investment manager to MassMutual,
and may in the future act as
investment manager to others. It is
the practice of the Sub-Advisor to
allocate purchase or sale
transactions among the Fund and
other clients whose assets it
manages in a manner it deems
equitable.  If such securities are
purchased for the clients at or
about the same time, such purchases
normally will be combined to the
extent practicable, and will be
allocated as nearly as practicable
on a pro rata basis in proportion
to the amounts to be purchased for
each.  In determining the amounts
to be purchased, the Sub-Advisor
considers several main factors,
including the respective investment
objectives, the relative size of
portfolio holdings of the same or
comparable securities, the
availability of cash for
investment, the size of investment
commitments generally held and the
opinions of the persons responsible
for managing the portfolios of the
Fund and other client's accounts.

         When orders to purchase or
sell the same security on identical
terms are placed by more than one
of the funds and/or other advisory
accounts managed by the Sub-Advisor
or its affiliates, the transactions
are generally executed as received,
although a fund or advisory account
that does not direct trades to a
specific broker (these are called
"free trades") usually will have
its order executed first. Orders
placed by accounts that direct
trades to a specific broker will
generally be executed after the
free trades. All orders placed on
behalf of the Fund are considered
free trades. However, having an
order placed first in the market
does not necessarily guarantee the
most favorable price. Purchases are
combined where possible for the
purpose of negotiating brokerage
concessions. In some cases that
practice might have a detrimental
effect on the price or volume of
the security in a particular
transaction for the Fund.

         Most purchases of debt
obligations are principal
transactions at net prices. Instead
of using a broker for those
transactions, the Fund normally
deals directly with the selling or
purchasing principal or market
maker unless the Sub-Advisor
determines that a better price or
execution can be obtained by using
the services of a broker. Purchases
of portfolio securities from
underwriters include a commission
or concession paid by the issuer to
the underwriter. Purchases from
dealers include a spread between
the bid and asked prices. The Fund
seeks to obtain prompt execution of
these orders at the most favorable
net price.

         The investment advisory
agreement and the Sub-Advisory
Agreement permit the Manager and
the Sub-Advisor to allocate
brokerage for research services.
The research services provided by a
particular broker may be useful
only to one or more of the advisory
accounts of the Sub-Advisor and its
affiliates. The investment research
received for the commissions of
those other accounts may be useful
both to the Fund and one or more of
the Sub-Advisor's other accounts.
Investment research may be supplied
to the Sub-Advisor by a third party
at the instance of a broker through
which trades are placed.

         Investment research
services include information and
analysis on particular companies
and industries as well as market or
economic trends and portfolio
strategy, market quotations for
portfolio evaluations, information
systems, computer hardware and
similar products and services. If a
research service also assists the
Sub-Advisor in a non-research
capacity (such as bookkeeping or
other administrative functions),
then only the percentage or
component that provides assistance
to the Sub-Advisor in the
investment decision-making process
may be paid in commission dollars.

         The Board of Trustees
permits the Sub-Advisor to use
stated commissions on secondary
fixed-income agency trades to
obtain research if the broker
represents to the Sub-Advisor that:
(i) the trade is not from or for
the broker's own inventory, (ii)
the trade was executed by the
broker on an agency basis at the
stated commission, and (iii) the
trade is not a riskless principal
transaction. The Board of Trustees
permits the Sub-Advisor to use
commissions on fixed-price
offerings to obtain research, in
the same manner as is permitted for
agency transactions.

         The research services
provided by brokers broadens the
scope and supplements the research
activities of the Sub-Advisor. That
research provides additional views
and comparisons for consideration,
and helps the Sub-Advisor to obtain
market information for the
valuation of securities that are
either held in the Fund's portfolio
or are being considered for
purchase. The Sub-Advisor provides
information to the Manager and the
Board about the commissions paid to
brokers furnishing such services,
together with the Sub-Advisor's
representation that the amount of
such commissions was reasonably
related to the value or benefit of
such services.

Distribution and Service Plans

The Distributor. Under its General
Distributor's Agreement with the
Fund, the Distributor acts as the
Fund's principal underwriter in the
continuous public offering of the
Fund's classes of shares. The
Distributor bears the expenses
normally attributable to sales,
including advertising and the cost
of printing and mailing
prospectuses, other than those
furnished to existing
shareholders.  The Distributor is
not obligated to sell a specific
number of shares. Expenses normally
attributable to sales are borne by
the Distributor.

Distribution and Service Plans. The
Fund has adopted a Service Plan for
Class A shares and Distribution and
Service Plans for Class B, Class C
and Class N shares under Rule 12b-1
of the Investment Company Act.
Under those plans the Fund pays the
Distributor for all or a portion of
its costs incurred in connection
with the distribution and/or
servicing of the shares of the
particular class.

         Each plan has been
approved by a vote of the Board of
Trustees, including a majority of
the Independent Trustees12, cast in
person at a meeting called for the
purpose of voting on that plan.
Each plan has also been approved by
the holders of a "majority" (as
defined in the Investment Company
Act) of the shares of the
applicable class. The shareholder
votes for the plans were cast by
the Manager as the sole initial
holder of each class of shares of
the Fund.

         Under the plans, the
Manager and the Distributor may
make payments to affiliates and in
their sole discretion, from time to
time, may use their own resources
(at no direct cost to the Fund) to
make payments to brokers, dealers
or other financial institutions for
distribution and administrative
services they perform. The Manager
may use its profits from the
advisory fee it receives from the
Fund. In their sole discretion, the
Distributor and the Manager may
increase or decrease the amount of
payments they make from their own
resources to plan recipients.

         Unless a plan is
terminated as described below, the
plan continues in effect from year
to year but only if the Fund's
Board of Trustees and its
Independent Trustees specifically
vote annually to approve its
continuance. Approval must be by a
vote cast in person at a meeting
called for the purpose of voting on
continuing the plan. A plan may be
terminated at any time by the vote
of a majority of the Independent
Trustees or by the vote of the
holders of a "majority" (as defined
in the Investment Company Act) of
the outstanding shares of that
class.

         The Board of Trustees and
the Independent Trustees must
approve all material amendments to
a plan. An amendment to increase
materially the amount of payments
to be made under a plan must be
approved by shareholders of the
class affected by the amendment.
Because Class B shares of the Fund
automatically convert into Class A
shares after six years, the Fund
must obtain the approval of both
Class A and Class B shareholders
for a proposed material amendment
to the Class A Plan that would
materially increase payments under
the Plan. That approval must be by
a "majority" (as defined in the
Investment Company Act) of the
shares of each Class, voting
separately by class.

         While the Plans are in
effect, the Treasurer of the Fund
shall provide separate written
reports on the plans to the Board
of Trustees at least quarterly for
its review. The Reports shall
detail the amount of all payments
made under a plan, the purpose for
which the payments were made and
the identity of each recipient of a
payment. The reports on the Class B
Plan and Class C Plan shall also
include the Distributor's
distribution costs for that quarter
and in the case of the Class B plan
the amount of those costs for
previous fiscal periods that have
been carried forward. Those reports
are subject to the review and
approval of the Independent
Trustees.

         Each Plan states that
while it is in effect, the
selection and nomination of those
Trustees of the Fund who are not
"interested persons" of the Fund is
committed to the discretion of the
Independent Trustees. This does not
prevent the involvement of others
in the selection and nomination
process as long as the final
decision as to selection or
nomination is approved by a
majority of the Independent
Trustees.

         Under the plan for a
class, no payment will be made to
any recipient in any quarter in
which the aggregate net asset value
of all Fund shares of that class
held by the recipient for itself
and its customers does not exceed a
minimum amount, if any, that may be
set from time to time by a majority
of the Independent Trustees. The
Board of Trustees has set no
minimum amount of assets to qualify
for payments under the plans.

|X|      Class A Service Plan Fees.
Under the Class A service plan, the
Distributor currently uses the fees
it receives from the Fund to pay
brokers, dealers and other
financial institutions (they are
referred to as "recipients") for
personal services and account
maintenance services they provide
for their customers who hold Class
A shares. The services include,
among others, answering customer
inquiries about the Fund, assisting
in establishing and maintaining
accounts in the Fund, making the
Fund's investment plans available
and providing other services at the
request of the Fund or the
Distributor. While the plan permits
the Board to authorize payments to
the Distributor to reimburse itself
for services under the plan, the
Board has not yet done so. The
Distributor makes payments to plan
recipients quarterly at an annual
rate not to exceed 0.25% of the
average annual net assets
consisting of Class A shares, held
in the accounts of the recipients
or their customers.

|X|      Class B, Class C and Class
N Service and Distribution Plan
Fees. Under each plan, service fees
and distribution fees are computed
on the average of the net asset
value of shares in the respective
class, determined as of the close
of each regular business day during
the period. The Class B, Class C
and Class N plans provide for the
Distributor to be compensated at a
flat rate, whether the
Distributor's distribution expenses
are more or less than the amounts
paid by the Fund under the plan
during the period for which the fee
is paid. The types of services that
recipients provide are similar to
the services provided under the
Class A service plan, described
above.

         The Class B, Class C and
Class N plans permit the
Distributor to retain both the
asset-based sales charges and the
service fees or to pay recipients
the service fee on a quarterly
basis, without payment in advance.
However, the Distributor currently
intends to pay the service fee to
recipients in advance for the first
year after the shares are
purchased. After the first year
shares are outstanding, the
Distributor makes service fee
payments quarterly on those shares.
The advance payment is based on the
net asset value of shares sold.
Shares purchased by exchange do not
qualify for the advance service fee
payment. If Class B, Class C or
Class N shares are redeemed during
the first year after their
purchase, the recipient of the
service fees on those shares will
be obligated to repay the
Distributor a pro rata portion of
the advance payment of the service
fee made on those shares.

         The asset based sales
charge and service fees increase
Class B and Class C expenses by
1.00% and increase Class N expenses
by 0.50% of the net assets per year
of the respective class.

         The Distributor retains
the asset-based sales charge on
Class B and Class N shares. The
Distributor retains the asset-based
sales charge on Class C shares
during the first year the shares
are outstanding.  It pays the
asset-based sales charge as an
ongoing concession to the recipient
on Class C shares outstanding for a
year or more. If a dealer has a
special agreement with the
Distributor, the Distributor will
pay the Class B, Class C or Class N
service fee and the asset-based
sales charge on Class C and Class N
to the dealer quarterly in lieu of
paying the sales concessions and
service fee in advance at the time
of purchase. The Distributor
retains the asset-based sales
charge on Class
N shares.

         The asset-based sales
charges on Class B, Class C and
Class N shares allow investors to
buy shares without a front-end
sales charge while allowing the
Distributor to compensate dealers
that sell those shares. The Fund
pays the asset-based sales charges
to the Distributor for its services
rendered in distributing Class B,
Class C and Class N shares. The
payments are made to the
Distributor in recognition that the
Distributor:

o        pays sales concessions to
             authorized brokers and
             dealers at the time of
             sale and pays service
             fees as described
             above,
o        may finance payment of
             sales concessions
             and/or the advance of
             the service fee
             payment to recipients
             under the plans, or
             may provide such
             financing from its own
             resources or from the
             resources of an
             affiliate,
o        employs personnel to
             support distribution
             of Class B, Class C
             and Class N shares,
             and
o        bears the costs of sales
             literature,
             advertising and
             prospectuses (other
             than those furnished
             to current
             shareholders) and
             state "blue sky"
             registration fees and
             certain other
             distribution expenses,
o        may not be able to
              adequately compensate
              dealers that sell
              Class B, Class C and
              Class N shares
              without receiving
              payment under the
              plans and therefore
              may not be able to
              offer such Classes
              for sale absent the
              plans,
o        receives payments under
              the plans consistent
              with the service fees
              and asset-based sales
              charges paid by other
              non-proprietary funds
              that charge 12b-1
              fees,
o        may use the payments under
              the plan to include
              the Fund in various
              third-party
              distribution programs
              that may increase
              sales of Fund shares,
o        may experience increased
              difficulty selling
              the Fund's shares if
              payments under the
              plan are discontinued
              because most
              competitor funds have
              plans that pay
              dealers for rendering
              distribution services
              as much or more than
              the amounts currently
              being paid by the
              Fund, and
o        may not be able to
              continue providing,
              at the same or at a
              lesser cost, the same
              quality distribution
              sales efforts and
              services, or to
              obtain such services
              from brokers and
              dealers, if the plan
              payments were to be
              discontinued.

       When Class B, Class C or
Class N shares are sold without the
designation of a broker-dealer, the
Distributor is automatically
designated as the broker-dealer of
record. In those cases, the
Distributor retains the service fee
and asset-based sales charge paid
on Class B, Class C and Class N
shares.

       The Distributor's actual
expenses in selling Class B, Class
C and Class N shares may be more
than the payments it receives from
the contingent deferred sales
charges collected on redeemed
shares and from the Fund under the
plans. If the Class B, Class C or
Class N plan is terminated by the
Fund, the Board of Trustees may
allow the Fund to continue payments
of the asset-based sales charge to
the Distributor for distributing
shares before the plan was
terminated.

         All payments under the
Class B, Class C and Class N plans
are subject to the limitations
imposed by the Conduct Rules of the
National Association of Securities
Dealers, Inc. on payments of
asset-based sales charges and
service fees.

Performance of the Fund

Explanation of Performance
Terminology. The Fund uses a
variety of terms to illustrate its
investment performance. Those terms
include "cumulative total return,"
"average annual total return,"
"average annual total return at net
asset value" and "total return at
net asset value." An explanation of
how total returns are calculated is
set forth below. For periods of
less than one year, the Fund may
quote its performance on a
non-annualized basis. You can
obtain current performance
information by calling the Fund's
Transfer Agent at 1.800.525.7048.

         The Fund's illustrations
of its performance data in
advertisements must comply with
rules of the Securities and
Exchange Commission. Those rules
describe the types of performance
data that may be used and how it is
to be calculated. In general, any
advertisement by the Fund of its
performance data must include the
average annual total returns for
the advertised class of shares of
the Fund. Those returns must be
shown for the 1-, 5- and 10-year
periods (or the life of the class,
if less) ending as of the most
recently ended calendar quarter
prior to the publication of the
advertisement (or its submission
for publication).

         Use of standardized
performance calculations enables an
investor to compare the Fund's
performance to the performance of
other funds for the same periods.
However, a number of factors should
be considered before using the
Fund's performance information as a
basis for comparison with other
investments:

o        Total returns measure the
         performance of a
         hypothetical account in
         the Fund over various
         periods and do not show
         the performance of each
         shareholder's account.
         Your account's performance
         will vary from the model
         performance data if your
         dividends are received in
         cash, or you buy or sell
         shares during the period,
         or you bought your shares
         at a different time and
         price than the shares used
         in the model.
o        The Fund's performance
         returns do not reflect the
         effect of taxes on
         dividends and capital
         gains distributions.
o        An investment in the Fund
         is not insured by the FDIC
         or any other government
         agency.
o        The principal value of the
         Fund's shares and total
         returns are not guaranteed
         and normally will
         fluctuate on a daily
         basis.
o        When an investor's shares
         are redeemed, they may be
         worth more or less than
         their original cost.
o        Total returns for any
         given past period
         represent historical
         performance information
         and are not, and should
         not be considered, a
         prediction of future
         returns.

         The performance of each
class of shares is shown
separately, because the performance
of each class of shares will
usually be different. That is
because of the different kinds of
expenses each class bears. The
total returns of each class of
shares of the Fund are affected by
market conditions, the quality of
the Fund's investments, the
maturity of debt investments, the
types of investments the Fund
holds, and its operating expenses
that are allocated to the
particular class.

         |X| Total Return
Information. There are different
types of "total returns" to measure
the Fund's performance. Total
return is the change in value of a
hypothetical investment in the Fund
over a given period, assuming that
all dividends and capital gains
distributions are reinvested in
additional shares and that the
investment is redeemed at the end
of the period. Because of
differences in expenses for each
class of shares, the total returns
for each class are separately
measured. The cumulative total
return measures the change in value
over the entire period (for
example, 10 years). An average
annual total return shows the
average rate of return for each
year in a period that would produce
the cumulative total return over
the entire period. However, average
annual total returns do not show
actual year-by-year performance.
The Fund uses standardized
calculations for its total returns
as prescribed by the SEC. The
methodology is discussed below.

         In calculating total
returns for Class A shares, the
current maximum sales charge of
5.75% (as a percentage of the
offering price) is deducted from
the initial investment ("P")
(unless the return is shown without
sales charge, as described below).
For Class B shares, payment of the
applicable contingent deferred
sales charge is applied, depending
on the period for which the return
is shown: 5.0% in the first year,
4.0% in the second year, 3.0% in
the third and fourth years, 2.0% in
the fifth year, 1.0% in the sixth
year and none thereafter. For Class
C the 1.0% contingent deferred
sales charge is deducted for
returns for the one year period.
For Class N shares, the 1.0%
contingent deferred sales charge is
deducted for returns for the
one-year and life-of-class periods
as applicable. There is no sales
charge for Class Y shares.

         |_| Average Annual Total
Return. The "average annual total
return" of each class is an average
annual compounded rate of return
for each year in a specified number
of years. It is the rate of return
based on the change in value of a
hypothetical initial investment of
$1,000 ("P" in the formula below)
held for a number of years ("n" in
the formula) to achieve an Ending
Redeemable Value ("ERV" in the
formula) of that investment,
according to the following formula:

          [OBJECT OMITTED]

         |_| Cumulative Total
Return. The "cumulative total
return" calculation measures the
change in value of a hypothetical
investment of $1,000 over an entire
period of years. Its calculation
uses some of the same factors as
average annual total return, but it
does not average the rate of return
on an annual basis. Cumulative
total return is determined as
follows:

          [OBJECT OMITTED]

         |_| Total Returns at Net
Asset Value. From time to time, the
Fund may also quote a cumulative or
an average annual total return "at
net asset value" (without deducting
sales charges) for Class A, Class
B, Class C or Class N shares. There
is no sales charge on Class Y
shares. Each is based on the
difference in net asset value per
share at the beginning and the end
of the period for a hypothetical
investment in that class of shares
(without considering front-end or
contingent deferred sales charges)
and takes into consideration the
reinvestment of dividends and
capital gains distributions.

Other Performance Comparisons. The
Fund compares its performance
annually to that of an appropriate
broadly-based market index in its
Annual Report to shareholders. You
can obtain that information by
contacting the Transfer Agent at
the addresses or telephone numbers
shown on the cover of this
Statement of Additional
Information. The Fund may also
compare its performance to that of
other investments, including other
mutual funds, or use rankings of
its performance by independent
ranking entities. Examples of these
performance comparisons are set
forth below.

|X|      Lipper Rankings. From time
to time the Fund may publish the
ranking of the performance of its
classes of shares by Lipper, Inc.
("Lipper").  Lipper is a
widely-recognized independent
mutual fund monitoring service.
Lipper monitors the performance of
regulated investment companies,
including the Fund, and ranks their
performance for various periods
based on categories relating to
investment styles. The Fund expects
to be ranked in the large cap
growth category. The Lipper
performance rankings are based on
total returns that include the
reinvestment of capital gain
distributions and income dividends
but do not take sales charges or
taxes into consideration. Lipper
also publishes "peer-group" indices
of the performance of all mutual
funds in a category that it
monitors and averages of the
performance of the funds in
particular categories.

|X|      Morningstar Rankings. From
time to time the Fund may publish
the star ranking of the performance
of its classes of shares by
Morningstar, Inc., an independent
mutual fund monitoring service.
Morningstar ranks mutual funds in
broad investment categories:
domestic stock funds, international
stock funds, taxable bond funds and
municipal bond funds. The Fund
expects to be ranked among domestic
stock funds.

         Morningstar proprietary
star rankings reflect historical
risk-adjusted total investment
return.  For each fund with at
least a three-year history,
Morningstar calculates a
Morningstar RatingTM metric each
month by subtracting the return on
a 90-day U.S. Treasury Bill from
the fund's load-adjusted return for
the same period, and then adjusting
this excess return for risk.  The
top 10% of funds in each broad
asset class receive 5 stars, the
next 22.5% receive 4 stars, the
next 35% receive 3 stars, the next
22.5% receive 2 stars and the
bottom 10% receive 1 star.  The
Overall Morningstar Rating for a
fund is derived from a weighted
average of the performance figures
associated with its three-, five-
and ten-year (if applicable)
Morningstar Ratings metrics.

         The Fund may also compare
its performance to that of other
funds in its Morningstar category,
in addition to its star ratings.
Those total return rankings are
percentages from one percent to one
hundred percent and are not risk
adjusted. For example, if a fund is
in the 94th percentile, that means
that 94% of the funds in the same
category performed better than it
did.

|X|      Performance Rankings and
Comparisons by Other Entities and
Publications. From time to time the
Fund may include in its
advertisements and sales literature
performance information about the
Fund cited in newspapers and other
periodicals such as The New York
Times, The Wall Street Journal,
Barron's, or similar publications.
That information may include
performance quotations from other
sources, including Lipper and
Morningstar. The performance of the
Fund's classes of shares may be
compared in publications to the
performance of various market
indices or other investments, and
averages, performance rankings or
other benchmarks prepared by
recognized mutual fund statistical
services.

         Investors may also wish to
compare the returns on the Fund's
share classes to the return on
fixed-income investments available
from banks and thrift institutions.
Those include certificates of
deposit, ordinary interest-paying
checking and savings accounts, and
other forms of fixed or variable
time deposits, and various other
instruments such as Treasury bills.
However, the Fund's returns and
share price are not guaranteed or
insured by the FDIC or any other
agency and will fluctuate daily,
while bank depository obligations
may be insured by the FDIC and may
provide fixed rates of return.
Repayment of principal and payment
of interest on Treasury securities
is backed by the full faith and
credit of the U.S. government.

         From time to time, the
Fund may publish rankings or
ratings of the Manager or Transfer
Agent, and of the investor services
provided by them to shareholders of
the Oppenheimer funds, other than
performance rankings of the
Oppenheimer funds themselves. Those
ratings or rankings of shareholder
and investor services by third
parties may include comparisons of
their services to those provided by
other mutual fund families selected
by the rating or ranking services.
They may be based upon the opinions
of the rating or ranking service
itself, using its research or
judgment, or based upon surveys of
investors, brokers, shareholders or
others.

    From time to time, the Fund
may include in its advertisements
and sales literature the total
return performance of a
hypothetical investment account
that includes shares of the Fund
and other Oppenheimer funds. The
combined account may be part of an
illustration of an asset allocation
model or similar presentation. The
account performance may combine
total return performance of the
Fund and the total return
performance of other Oppenheimer
funds included in the account.
Additionally, from time to time,
the Fund's advertisements and sales
literature may include, for
illustrative or comparative
purposes, statistical data or other
information about general or
specific market and economic
conditions. That may include, for
example,
o        information about the
     performance of certain
     securities or commodities
     markets or segments of those
     markets,
o        information about the
     performance of the economies
     of particular countries or
     regions,
o        the earnings of companies
     included in segments of
     particular industries,
     sectors, securities markets,
     countries or regions,
o        the availability of
     different types of securities
     or offerings of securities,
o        information relating to
     the gross national or gross
     domestic product of the United
     States or other countries or
     regions,
o        comparisons of various
     market sectors or indices to
     demonstrate performance, risk,
     or other characteristics of
     the Fund.

------------------------------------- -------------------------------------- ----------------------------------------

A B O U T   Y O U R   A C C O U N T
------------------------------------- -------------------------------------- ----------------------------------------

How to Buy Shares

         Additional information is presented below about the methods that can be used to buy shares of the Fund.
Appendix B contains more information about the special sales charge arrangements offered by the Fund, and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink. When shares are purchased through AccountLink, each purchase must be at least $5,000. Shares will be purchased on the regular business day the Distributor is instructed to initiate the Automated Clearing House
("ACH") transfer to buy the shares. That instruction must be received prior to the close of The New York Stock
Exchange that day. Dividends will begin to accrue on shares purchased with the proceeds of ACH transfers on the business day after the shares are purchased. The Exchange normally closes at 4:00 P.M., but may close earlier on certain days. The proceeds of ACH transfers are normally received by the Fund three days after the transfers are initiated. If the proceeds of the ACH transfer are not received on a timely basis, the Distributor reserves the right to cancel the purchase order. The Distributor and the Fund are not responsible for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced Sales Charges. As discussed in the Prospectus, a reduced sales charge rate may be obtained for Class A shares under Right of Accumulation and Letters of Intent because of the economies of sales efforts and reduction in expenses realized by the Distributor, dealers and brokers making such sales. No sales charge is imposed in certain other circumstances described in Appendix C to this Statement of Additional Information because the
Distributor or dealer or broker incurs little or no selling expenses.

|X|      Right of Accumulation.  To qualify for the lower sales charge rates that apply to larger purchases of
Class A shares, you and your spouse can add together:

o        Class A and Class B shares you purchase for your individual accounts (including IRAs and 403(b) plans), or for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
o        Current purchases of Class A and Class B shares of the Fund and other Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
o        Class A and Class B shares of Oppenheimer funds you previously purchased subject to an initial or contingent deferred sales charge to reduce the sales charge rate for current purchases of Class
                  A shares, provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust, estate or other fiduciary account (including one or more employee benefit plans of the same employer) that has multiple accounts. The Distributor will add the value, at current offering price, of the shares you previously purchased and currently own to the value of current purchases to determine the sales charge rate that applies. The reduced sales charge will apply only to current purchases. You must request it when you buy shares.

         |X| The Oppenheimer Funds. The Oppenheimer funds are those mutual funds for which the Distributor acts as the distributor or the sub-distributor and currently include the following:

Oppenheimer Bond Fund                                         Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                         Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                               Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                              Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Concentrated Growth Fund                          Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Convertible Securities Fund                       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                           Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                       Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                                    Oppenheimer Real Estate Fund
Oppenheimer Emerging Growth Fund                              Oppenheimer Rochester National Municipals
Oppenheimer Emerging Technologies Fund                        Oppenheimer Senior Floating Rate Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Small Cap Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Special Value Fund
Oppenheimer Global Fund                                       Oppenheimer Strategic Income Fund
Oppenheimer Global Growth & Income Fund                       Oppenheimer Total Return Fund, Inc.
Oppenheimer Gold & Special Minerals Fund                      Oppenheimer Trinity Core Fund
Oppenheimer Growth Fund                                       Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer High Yield Fund                                   Oppenheimer Trinity Value Fund
Oppenheimer Intermediate Municipal Fund                       Oppenheimer U.S. Government Trust
Oppenheimer International Bond Fund                           Oppenheimer Value Fund
Oppenheimer International Growth Fund                         Limited-Term New York Municipal Fund
Oppenheimer International Small Company Fund                  Rochester Fund Municipals
Oppenheimer Limited-Term Government Fund                      OSM1- Gartmore Millennium Growth Fund II
Oppenheimer Main Street Growth & Income Fund                  OSM1 - Jennison Growth Fund
Oppenheimer Main Street Opportunity Fund                      OSM1 - Mercury Advisors S&P 500 Index
Oppenheimer Main Street Small Cap Fund                        OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer MidCap Fund                                       OSM1 - QM Active Balanced Fund
Oppenheimer Multiple Strategies Fund                          OSM1 - Salomon Brothers Capital Fund
And the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.

1 - "OSM" stands for Oppenheimer Select Managers

         There is an initial sales charge on the purchase of Class A shares of each of the Oppenheimer funds except the money market funds. Under certain circumstances described in this Statement of Additional Information, redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

Letters of Intent. Under a Letter of Intent, if you purchase Class A shares or Class A and Class B shares of the
Fund and other Oppenheimer funds during a 13 month period, you can reduce the sales charge rate that applies to your purchases of Class A shares. The total amount of your intended purchases of both Class A and Class B shares will determine the reduced sales charge rate for the Class A shares purchased during that period. You can include purchases made up to 90 days before the date of the Letter.

         A Letter of Intent is an investor's statement in writing to the Distributor of the intention to purchase
Class A shares or Class A and Class B shares of the Fund (and other Oppenheimer funds) during a 13 month period
(the "Letter of Intent period"). At the investor's request, this may include purchases made up to 90 days prior to the date of the Letter. The Letter states the investor's intention to make the aggregate amount of purchases of shares which, when added to the investor's holdings of shares of those funds, will equal or exceed the amount specified in the Letter. Purchases made by reinvestment of dividends or distributions of capital gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter enables an investor to count the Class A and Class B shares purchased under the Letter to obtain the reduced sales charge rate on purchases of Class A shares of the Fund (and other Oppenheimer funds)
that applies under the Right of Accumulation to current purchases of Class A shares. Each purchase of Class A shares under the Letter will be made at the offering price (including the sales charge) that applies to a single lump-sum purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter, the investor makes no commitment to purchase shares. However, if the investor's purchases of shares within the Letter of Intent period, when added to the value (at offering price) of the investor's holdings of shares on the last day of that period, do not equal or exceed the intended purchase amount, the investor agrees to pay the additional amount of sales charge applicable to such purchases. That amount is described in "Terms of Escrow," below (those terms may be amended by the Distributor from time to time). The investor agrees that shares equal in value to 5% of the intended purchase amount will be held in escrow by the Transfer Agent subject to the Terms of Escrow. Also, the investor agrees to be bound by the terms of the Prospectus, this Statement of Additional Information and the Application used for a Letter of Intent. If those terms are amended, as they may be from time to time by the Fund, the investor agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

         If the total eligible purchases made during the Letter of Intent period do not equal or exceed the intended purchase amount, the concessions previously paid to the dealer of record for the account and the amount of sales charge retained by the Distributor will be adjusted to the rates applicable to actual total purchases.
If total eligible purchases during the Letter of Intent period exceed the intended purchase amount and exceed the amount needed to qualify for the next sales charge rate reduction set forth in the Prospectus, the sales charges paid will be adjusted to the lower rate. That adjustment will be made only if and when the dealer returns to the
Distributor the excess of the amount of concessions allowed or paid to the dealer over the amount of concessions that apply to the actual amount of purchases. The excess concessions returned to the Distributor will be used to purchase additional shares for the investor's account at the net asset value per share in effect on the date of such purchase, promptly after the Distributor's receipt thereof.

         The Transfer Agent will not hold shares in escrow for purchases of shares of the Fund and other
Oppenheimer funds by OppenheimerFunds prototype 401(k) plans under a Letter of Intent. If the intended purchase amount under a Letter of Intent entered into by an OppenheimerFunds prototype 401(k) plan is not purchased by the plan by the end of the Letter of Intent period, there will be no adjustment of concessions paid to the broker-dealer or financial institution of record for accounts held in the name of that plan.

         In determining the total amount of purchases made under a Letter, shares redeemed by the investor prior to the termination of the Letter of Intent period will be deducted. It is the responsibility of the dealer of record and/or the investor to advise the Distributor about the Letter in placing any purchase orders for the investor during the Letter of Intent period. All of such purchases must be made through the Distributor.

|X|      Terms of Escrow That Apply to Letters of Intent.

         1.    Out of the initial purchase (or subsequent purchases if necessary) made pursuant to a Letter, shares of the Fund equal in value up to 5% of the intended purchase amount specified in the Letter shall be held in escrow by the Transfer Agent. For example, if the intended purchase amount is $50,000, the escrow shall be shares valued in the amount of $2,500 (computed at the offering price adjusted for a $50,000 purchase). Any dividends and capital gains distributions on the escrowed shares will be credited to the investor's account.

         2.    If the total minimum investment specified under the Letter is completed within the 13-month Letter of Intent period, the escrowed shares will be promptly released to the investor.

         3.    If, at the end of the 13 month Letter of Intent period the total purchases pursuant to the Letter are less than the intended purchase amount specified in the Letter, the investor must remit to the Distributor an amount equal to the difference between the dollar amount of sales charges actually paid and the amount of sales charges which would have been paid if the total amount purchased had been made at a single time. That sales charge adjustment will apply to any shares redeemed prior to the completion of the Letter. If the difference in sales charges is not paid within 20 days after a request from the Distributor or the dealer, the Distributor will, within 60 days of the expiration of the Letter, redeem the number of escrowed shares necessary to realize such difference in sales charges. Full and fractional shares remaining after such redemption will be released from escrow. If a request is received to redeem escrowed shares prior to the payment of such additional sales charge, the sales charge will be withheld from the redemption proceeds.

         4.    By signing the Letter, the investor irrevocably constitutes and appoints the Transfer Agent as attorney-in-fact to surrender for redemption any or all escrowed shares.

5.       The shares eligible for purchase under the Letter (or the holding of which may be counted toward completion of a Letter) include:

(a)      Class A shares sold with a front-end sales charge or subject to a Class A contingent deferred sales charge,
(b)      B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)      Class A or Class B shares acquired by exchange of either (1) Class A shares of one of the other
                   Oppenheimer funds that were acquired subject to a Class A initial or contingent deferred sales charge or (2) Class B shares of one of the other Oppenheimer funds that were acquired subject to a contingent deferred sales charge.

         6.    Shares held in escrow hereunder will automatically be exchanged for shares of another fund to which an exchange is requested, as described in the section of the Prospectus entitled "How to Exchange Shares"
and the escrow will be transferred to that other fund.

Retirement Plans. Certain types of retirement plans are entitled to purchase shares of the Fund without sales charge or at reduced sales charge rates, as described in Appendix B to this Statement of Additional Information.
Certain special sales charge arrangements described in that Appendix apply to retirement plans whose records are maintained on a daily valuation basis by Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch") or an
independent record keeper that has a contract or special arrangement with Merrill Lynch. If on the date the plan sponsor signed the Merrill Lynch record keeping service agreement the plan has less than $3 million in assets
(other than assets invested in money market funds) invested in applicable investments, then the retirement plan may purchase only Class B shares of the Oppenheimer funds. Any retirement plans in that category that currently invest in Class B shares of the Fund will have their Class B shares converted to Class A shares of the Fund when the plan's applicable investments reach $5 million.

Cancellation of Purchase Orders. Cancellation of purchase orders for the Fund's shares (for example, when a purchase check is returned to the Fund unpaid) causes a loss to be incurred when the net asset value of the
Fund's shares on the cancellation date is less than on the purchase date. That loss is equal to the amount of the decline in the net asset value per share multiplied by the number of shares in the purchase order. The investor is responsible for that loss. If the investor fails to compensate the Fund for the loss, the Distributor will do
so. The Fund may reimburse the Distributor for that amount by redeeming shares from any account registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares. Each class of shares of the Fund represents an interest in the same portfolio of investments of the Fund. However, each class has different shareholder privileges and features. The net income attributable to Class B, Class C, Class N or Class Y shares and the dividends payable on Class B, Class C, Class N or Class Y shares will be reduced by incremental expenses borne solely by that class. Those expenses include the asset-based sales charges to which Class B, Class C and Class N shares are subject.

         The availability of different classes of shares permits an investor to choose the method of purchasing shares that is more appropriate for the investor. That may depend on the amount of the purchase, the length of time the investor expects to hold shares, and other relevant circumstances. Class A shares normally are sold subject to an initial sales charge. While Class B, Class C and Class N shares have no initial sales charge, the purpose of the deferred sales charge and asset-based sales charge on Class B, Class C and Class N shares is the same as that of the initial sales charge on Class A shares - to compensate the Distributor and brokers, dealers and financial institutions that sell shares of the Fund. A salesperson who is entitled to receive compensation from his or her firm for selling Fund shares may receive different levels of compensation for selling one class of shares than another.

         The Distributor will not accept any order in the amount of $500,000 or more for Class B shares or $1 million or more for Class C shares on behalf of a single investor (not including dealer "street name" or omnibus accounts). That is because generally it will be more advantageous for that investor to purchase Class A shares of the Fund.

|X|      Class A Shares Subject to a Contingent Deferred Sales Charge. For purchases of Class A shares subject to a contingent deferred sales charge as described in the Prospectus, no sales concessions will be paid to the broker-dealer of record, as described in the Prospectus, on sales of Class A shares purchased with the redemption proceeds of shares of another mutual fund offered as an investment option in a retirement plan in which
Oppenheimer funds are also offered as investment options under a special arrangement with the Distributor, if the purchase occurs more than 30 days after the Oppenheimer funds are added as an investment option under that plan.
Additionally, that concession will not be paid on purchases of shares by a retirement plan made with the redemption proceeds of Class N shares of one or more Oppenheimer funds held by the plan for more than 18 months.

|X|      Class B Conversion.  Under current interpretations of applicable federal income tax law by the Internal
Revenue Service, the conversion of Class B shares to Class A shares after six years is not treated as a taxable event for the shareholder.  If those laws or the IRS interpretation of those laws should change, the automatic conversion feature may be suspended.  In that event, no further conversions of Class B shares would occur while that suspension remained in effect.  Although Class B shares could then be exchanged for Class A shares on the basis of relative net asset value of the two classes, without the imposition of a sales charge or fee, such exchange could constitute a taxable event for the holder, and absent such exchange, Class B shares might continue to be subject to the asset-based sales charge for longer than six years.

|X|      Availability of Class N Shares.  In addition to the description of the types of retirement plans which may purchase Class N shares contained in the prospectus, Class N shares also are offered to the following:

o        to all rollover IRAs,
o        to all direct rollovers from OppenheimerFunds-sponsored Pinnacle and Ascender retirement plans,
o        to all trustee-to-trustee IRA transfers,
o        to all 90-24 type 403(b) transfers,
o        to Group Retirement Plans (as defined in Appendix C to this Statement of Additional Information) which have entered into a special agreement with the Distributor for that purpose,
o        to Retirement Plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code, the
                      recordkeeper or the plan sponsor for which has entered into a special agreement with the
                      Distributor,
o        to Retirement Plans of a plan sponsor where the aggregate assets of all such plans invested in the
                      Oppenheimer funds is $500,000 or more,
o        to OppenheimerFunds-sponsored Ascender 401(k) plans that pay for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds.
o        to certain customers of broker-dealers and financial advisors that are identified in a special agreement between the broker-dealer or financial advisor and the Distributor for that purpose.

              The sales concession and the advance of the service fee, as described in the Prospectus, will not be paid to dealers of record on sales of Class N shares on:

o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds
                      (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer funds),
o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of  Class C shares of one or more Oppenheimer funds held by the plan for more than one year (other than rollovers from an
                      OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the
                      Oppenheimer funds), and on purchases of Class N shares by an OppenheimerFunds-sponsored
                      Pinnacle or Ascender 401(k) plan made with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

|X|      Allocation of Expenses. The Fund pays expenses related to its daily operations, such as custodian fees,
Trustees' fees, transfer agency fees, legal fees and auditing costs. Those expenses are paid out of the Fund's assets and are not paid directly by shareholders. However, those expenses reduce the net asset values of shares, and therefore are indirectly borne by shareholders through their investment.

         The methodology for calculating the net asset value, dividends and distributions of the Fund's share classes recognizes two types of expenses. General expenses that do not pertain specifically to any one class are allocated pro rata to the shares of all classes. The allocation is based on the percentage of the Fund's total assets that is represented by the assets of each class, and then equally to each outstanding share within a given class. Such general expenses include management fees, legal, bookkeeping and audit fees, printing and mailing costs of shareholder reports, Prospectuses, Statements of Additional Information and other materials for current shareholders, fees to unaffiliated Trustees, custodian expenses, share issuance costs, organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other expenses that are directly attributable to a particular class are allocated equally to each outstanding share within that class. Examples of such expenses include distribution and service plan (12b-1)
fees, transfer and shareholder servicing agent fees and expenses, and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Determination of Net Asset Values Per Share. The net asset values per share of each class of shares of the Fund are determined as of the close of business of The New York Stock Exchange on each day that the Exchange is open.
The calculation is done by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding. The Exchange normally closes at 4:00 P.M., New York time, but may close earlier on some other days (for example, in case of weather emergencies or on days falling before a holiday). The Exchange's most recent annual announcement (which is subject to change) states that it will close on New Year's Day, Presidents' Day, Martin Luther King, Jr. Day, Good Friday, Memorial Day, Independence Day,
Labor Day, Thanksgiving Day and Christmas Day. It may also close on other days.

         Dealers other than Exchange members may conduct trading in certain securities on days on which the
Exchange is closed (including weekends and holidays) or after 4:00 P.M. on a regular business day. Because the
Fund's net asset values will not be calculated on those days, the Fund's net asset values per share may be significantly affected on such days when shareholders may not purchase or redeem shares. Additionally, trading on
European and Asian stock exchanges and over-the-counter markets normally is completed before the close of The New
York Stock Exchange.

         Changes in the values of securities traded on foreign exchanges or markets as a result of events that occur after the prices of those securities are determined, but before the close of The New York Stock Exchange, will not be reflected in the Fund's calculation of its net asset values that day unless the Manager determines that the event is likely to effect a material change in the value of the security. If such determination is made, the Manager, acting through an internal valuation committee, will establish a valuation for such security subject to the approval, ratification and confirmation by the Board at its next ensuing meeting.

         |X| Securities Valuation. The Fund's Board of Trustees has established procedures for the valuation of the Fund's securities. In general those procedures are as follows:

o        Equity securities traded on a U.S. securities exchange or on NASDAQ are valued as follows:

(1)      if last sale information is regularly reported, they are valued at the last reported sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day, or
             (2)  if sale information is not available on a valuation date, they are valued at the last reported sale price preceding the valuation date if it is within the spread of the closing "bid" and
                  "asked" prices on the valuation date or, if not,  at the closing "bid" price on the valuation date.

o        Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:

             (1)  at the last sale price available to the pricing service approved by the Board of Trustees, or
             (2)  at the last sale price obtained by the Manager from the report of the principal exchange on which the security is traded at its last trading session on or immediately before the valuation date, or
             (3)  at the mean between the "bid" and "asked" prices obtained from the principal exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.

o        Long-term debt securities having a remaining maturity in excess of 60 days are valued based on the mean between the "bid" and "asked" prices determined by a portfolio pricing service approved by the Fund's
         Board of Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry.

o        The following securities are valued at the mean between the "bid" and "asked" prices determined by a pricing service approved by the Fund's Board of Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry:

             (1)  debt instruments that have a maturity of more than 397 days when issued,
             (2)  debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days, and
             (3)  non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.

o        The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:

             (1)  money market debt securities held by a non-money market fund that had a maturity of less than
                  397 days when issued that have a remaining maturity of 60 days or less, and
             (2)  debt instruments held by a money market fund that have a remaining maturity of 397 days or less.

o        Securities (including restricted securities) not having readily-available market quotations are valued at fair value determined under the Board's procedures. If the Manager is unable to locate two market makers willing to give quotes, a security may be priced at the mean between the "bid" and "asked" prices provided by a single active market maker (which in certain cases may be the "bid" price if no "asked"
         price is available).

         In the case of U.S. government securities, mortgage-backed securities, corporate bonds and foreign government securities, when last sale information is not generally available, the Manager may use pricing services approved by the Board of Trustees. The pricing service may use "matrix" comparisons to the prices for comparable instruments on the basis of quality, yield, and maturity. Other special factors may be involved (such as the tax-exempt status of the interest paid by municipal securities). The Manager will monitor the accuracy of the pricing services. That monitoring may include comparing prices used for portfolio valuation to actual sales prices of selected securities.

         The closing prices in the London foreign exchange market on a particular business day that are provided to the Manager by a bank, dealer or pricing service that the Manager has determined to be reliable are used to value foreign currency, including forward contracts, and to convert to U.S. dollars securities that are denominated in foreign currency.

         Puts, calls, and futures are valued at the last sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, as determined by a pricing service approved by the Board of Trustees or by the Manager. If there were no sales that day, they shall be valued at the last sale price on the preceding trading day if it is within the spread of the closing "bid" and "asked" prices on the principal exchange or on
NASDAQ on the valuation date. If not, the value shall be the closing bid price on the principal exchange or on
NASDAQ on the valuation date. If the put, call or future is not traded on an exchange or on NASDAQ, it shall be valued by the mean between "bid" and "asked" prices obtained by the Manager from two active market makers. In certain cases that may be at the "bid" price if no "asked" price is available.

         When the Fund writes an option, an amount equal to the premium received is included in the Fund's
Statement of Assets and Liabilities as an asset. An equivalent credit is included in the liability section. The credit is adjusted ("marked-to-market") to reflect the current market value of the option. In determining the
Fund's gain on investments, if a call or put written by the Fund is exercised, the proceeds are increased by the premium received. If a call or put written by the Fund expires, the Fund has a gain in the amount of the premium.
If the Fund enters into a closing purchase transaction, it will have a gain or loss, depending on whether the premium received was more or less than the cost of the closing transaction. If the Fund exercises a put it holds, the amount the Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

         The information below supplements the terms and conditions for redeeming shares set forth in the
Prospectus.

Reinvestment Privilege. Within six months of a redemption, a shareholder may reinvest all or part of the redemption proceeds of:

o        Class A shares purchased subject to an initial sales charge or Class A shares on which a contingent deferred sales charge was paid, or
o        Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The reinvestment may be made without sales charge only in Class A shares of the Fund or any of the other
Oppenheimer funds into which shares of the Fund are exchangeable as described in "How to Exchange Shares" below.
Reinvestment will be at the net asset value next computed after the Transfer Agent receives the reinvestment order. The shareholder must ask the Transfer Agent for that privilege at the time of reinvestment. This privilege does not apply to Class C, Class N or Class Y shares. The Fund may amend, suspend or cease offering this reinvestment privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

         Any capital gain that was realized when the shares were redeemed is taxable, and reinvestment will not alter any capital gains tax payable on that gain. If there has been a capital loss on the redemption, some or all of the loss may not be tax deductible, depending on the timing and amount of the reinvestment. Under the Internal
Revenue Code, if the redemption proceeds of Fund shares on which a sales charge was paid are reinvested in shares of the Fund or another of the Oppenheimer funds within 90 days of payment of the sales charge, the shareholder's basis in the shares of the Fund that were redeemed may not include the amount of the sales charge paid. That would reduce the loss or increase the gain recognized from the redemption. However, in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind." The Prospectus states that payment for shares tendered for redemption is ordinarily made in cash. However, the Board of Trustees of the Fund may determine that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment of a redemption order wholly or partly in cash. In that case, the Fund may pay the redemption proceeds in whole or in part by a distribution "in kind" of securities from the portfolio of the Fund, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the Investment Company Act. Under that rule, the
Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net assets of the
Fund during any 90-day period for any one shareholder. If shares are redeemed in kind, the redeeming shareholder might incur brokerage or other costs in selling the securities for cash. The Fund will value securities used to pay redemptions in kind using the same method the Fund uses to value its portfolio securities described above under "Determination of Net Asset Values Per Share." That valuation will be made as of the time the redemption price is determined.

Involuntary Redemptions. The Fund's Board of Trustees has the right to cause the involuntary redemption of the shares held in any account if the aggregate net asset value of those shares is less than $500 or such lesser amount as the Board may fix. The Board will not cause the involuntary redemption of shares in an account if the aggregate net asset value of such shares has fallen below the stated minimum solely as a result of market fluctuations. If the Board exercises this right, it may also fix the requirements for any notice to be given to the shareholders in question (not less than 30 days). The Board may alternatively set requirements for the shareholder to increase the investment, or set other terms and conditions so that the shares would not be involuntarily redeemed.

Transfers of Shares. A transfer of shares to a different registration is not an event that triggers the payment of sales charges. Therefore, shares are not subject to the payment of a contingent deferred sales charge of any class at the time of transfer to the name of another person or entity. It does not matter whether the transfer occurs by absolute assignment, gift or bequest, as long as it does not involve, directly or indirectly, a public sale of the shares. When shares subject to a contingent deferred sales charge are transferred, the transferred shares will remain subject to the contingent deferred sales charge. It will be calculated as if the transferee shareholder had acquired the transferred shares in the same manner and at the same time as the transferring shareholder.

         If less than all shares held in an account are transferred, and some but not all shares in the account would be subject to a contingent deferred sales charge if redeemed at the time of transfer, the priorities described in the Prospectus under "How to Buy Shares" for the imposition of the Class B, Class N or Class C contingent deferred sales charge will be followed in determining the order in which shares are transferred.

Distributions from Retirement Plans. Requests for distributions from OppenheimerFunds-sponsored IRAs, 403(b)(7)
custodial plans, 401(k) plans or pension or profit-sharing plans should be addressed to "Trustee,
OppenheimerFunds Retirement Plans," c/o the Transfer Agent at its address listed in "How To Sell Shares" in the
Prospectus or on the back cover of this Statement of Additional Information. The request must:

         (1)   state the reason for the distribution;
         (2)   state the owner's awareness of tax penalties if the distribution is premature; and
         (3)   conform to the requirements of the plan and the Fund's other redemption requirements.

         Participants (other than self-employed persons) in OppenheimerFunds-sponsored pension or profit-sharing plans with shares of the Fund held in the name of the plan or its fiduciary may not directly request redemption of their accounts. The plan administrator or fiduciary must sign the request.

         Distributions from pension and profit sharing plans are subject to special requirements under the
Internal Revenue Code and certain documents (available from the Transfer Agent) must be completed and submitted to the Transfer Agent before the distribution may be made. Distributions from retirement plans are subject to withholding requirements under the Internal Revenue Code, and IRS Form W-4P (available from the Transfer Agent)
must be submitted to the Transfer Agent with the distribution request, or the distribution may be delayed. Unless the shareholder has provided the Transfer Agent with a certified tax identification number, the Internal Revenue
Code requires that tax be withheld from any distribution even if the shareholder elects not to have tax withheld.
The Fund, the Manager, the Distributor, and the Transfer Agent assume no responsibility to determine whether a distribution satisfies the conditions of applicable tax laws and will not be responsible for any tax penalties assessed in connection with a distribution.

Special Arrangements for Repurchase of Shares from Dealers and Brokers. The Distributor is the Fund's agent to repurchase its shares from authorized dealers or brokers on behalf of their customers. Shareholders should contact their broker or dealer to arrange this type of redemption. The repurchase price per share will be the net asset value next computed after the Distributor receives an order placed by the dealer or broker. However, if the
Distributor receives a repurchase order from a dealer or broker after the close of The New York Stock Exchange on a regular business day, it will be processed at that day's net asset value if the order was received by the dealer or broker from its customers prior to the time the Exchange closes. Normally, the Exchange closes at 4:00
P.M., but may do so earlier on some days. Additionally, the order must have been transmitted to and received by the Distributor prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily, for accounts redeemed by a broker-dealer under this procedure, payment will be made within three business days after the shares have been redeemed upon the Distributor's receipt of the required redemption documents in proper form. The signature(s) of the registered owners on the redemption documents must be guaranteed as described in the Prospectus.

Automatic Withdrawal and Exchange Plans. Investors owning shares of the Fund valued at $5,000 or more can authorize the Transfer Agent to redeem shares (having a value of at least $50) automatically on a monthly, quarterly, semi-annual or annual basis under an Automatic Withdrawal Plan. Shares will be redeemed three business days prior to the date requested by the shareholder for receipt of the payment. Automatic withdrawals of up to
$1,500 per month may be requested by telephone if payments are to be made by check payable to all shareholders of record. Payments must also be sent to the address of record for the account and the address must not have been changed within the prior 30 days. Required minimum distributions from OppenheimerFunds-sponsored retirement plans may not be arranged on this basis.

         Payments are normally made by check, but shareholders having AccountLink privileges (see "How To Buy
Shares") may arrange to have Automatic Withdrawal Plan payments transferred to the bank account designated on the account application or by signature-guaranteed instructions sent to the Transfer Agent. Shares are normally redeemed pursuant to an Automatic Withdrawal Plan three business days before the payment transmittal date you select in the Account Application. If a contingent deferred sales charge applies to the redemption, the amount of the check or payment will be reduced accordingly.

         The Fund cannot guarantee receipt of a payment on the date requested. The Fund reserves the right to amend, suspend or discontinue offering these plans at any time without prior notice. Because of the sales charge assessed on Class A share purchases, shareholders should not make regular additional Class A share purchases while participating in an Automatic Withdrawal Plan. Class B, Class C and Class N shareholders should not establish automatic withdrawal plans, because of the potential imposition of the contingent deferred sales charge on such withdrawals (except where the Class B, Class C or Class N contingent deferred sales charge is waived as described in Appendix B to this Statement of Additional Information)

         By requesting an Automatic Withdrawal or Exchange Plan, the shareholder agrees to the terms and conditions that apply to such plans, as stated below. These provisions may be amended from time to time by the
Fund and/or the Distributor. When adopted, any amendments will automatically apply to existing Plans.

         |X| Automatic Exchange Plans. Shareholders can authorize the Transfer Agent to exchange a pre-determined amount of shares of the Fund for shares (of the same class) of other Oppenheimer funds automatically on a monthly, quarterly, semi-annual or annual basis under an Automatic Exchange Plan. The minimum amount that may be exchanged to each other fund account is $25. Instructions should be provided on the OppenheimerFunds application or signature-guaranteed instructions. Exchanges made under these plans are subject to the restrictions that apply to exchanges as set forth in "How to Exchange Shares" in the Prospectus and below in this Statement of Additional
Information.

         |X| Automatic Withdrawal Plans. Fund shares will be redeemed as necessary to meet withdrawal payments.
Shares acquired without a sales charge will be redeemed first. Shares acquired with reinvested dividends and capital gains distributions will be redeemed next, followed by shares acquired with a sales charge, to the extent necessary to make withdrawal payments. Depending upon the amount withdrawn, the investor's principal may be depleted. Payments made under these plans should not be considered as a yield or income on your investment.

         The Transfer Agent will administer the investor's Automatic Withdrawal Plan as agent for the shareholder(s) (the "Planholder") who executed the Plan authorization and application submitted to the Transfer
Agent. Neither the Fund nor the Transfer Agent shall incur any liability to the Planholder for any action taken or not taken by the Transfer Agent in good faith to administer the Plan. Share certificates will not be issued for shares of the Fund purchased for and held under the Plan, but the Transfer Agent will credit all such shares to the account of the Planholder on the records of the Fund. Any share certificates held by a Planholder may be surrendered unendorsed to the Transfer Agent with the Plan application so that the shares represented by the certificate may be held under the Plan.

         For accounts subject to Automatic Withdrawal Plans, distributions of capital gains must be reinvested in shares of the Fund, which will be done at net asset value without a sales charge. Dividends on shares held in the account may be paid in cash or reinvested.

         Shares will be redeemed to make withdrawal payments at the net asset value per share determined on the redemption date. Checks or AccountLink payments representing the proceeds of Plan withdrawals will normally be transmitted three business days prior to the date selected for receipt of the payment, according to the choice specified in writing by the Planholder. Receipt of payment on the date selected cannot be guaranteed.

         The amount and the interval of disbursement payments and the address to which checks are to be mailed or
AccountLink payments are to be sent may be changed at any time by the Planholder by writing to the Transfer
Agent. The Planholder should allow at least two weeks' time after mailing such notification for the requested change to be put in effect. The Planholder may, at any time, instruct the Transfer Agent by written notice to redeem all, or any part of, the shares held under the Plan. That notice must be in proper form in accordance with the requirements of the then-current Prospectus of the Fund. In that case, the Transfer Agent will redeem the number of shares requested at the net asset value per share in effect and will mail a check for the proceeds to the Planholder.

         The Planholder may terminate a Plan at any time by writing to the Transfer Agent. The Fund may also give directions to the Transfer Agent to terminate a Plan. The Transfer Agent will also terminate a Plan upon its receipt of evidence satisfactory to it that the Planholder has died or is legally incapacitated. Upon termination of a Plan by the Transfer Agent or the Fund, shares that have not been redeemed will be held in uncertificated form in the name of the Planholder. The account will continue as a dividend-reinvestment, uncertificated account unless and until proper instructions are received from the Planholder, his or her executor or guardian, or another authorized person.

         To use shares held under the Plan as collateral for a debt, the Planholder may request issuance of a portion of the shares in certificated form. Upon written request from the Planholder, the Transfer Agent will determine the number of shares for which a certificate may be issued without causing the withdrawal checks to stop. However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

         If the Transfer Agent ceases to act as transfer agent for the Fund, the Planholder will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

         As stated in the Prospectus, shares of a particular class of Oppenheimer funds having more than one class of shares may be exchanged only for shares of the same class of other Oppenheimer funds.  Shares of
Oppenheimer funds that have a single class without a class designation are deemed "Class A" shares for this purpose. You can obtain a current list showing which funds offer which classes by calling the Distributor at
1.800.525.7048.

o        All of the Oppenheimer funds currently offer Class A, B and C shares except Oppenheimer Money Market
     Fund, Inc., Oppenheimer Real Estate Fund, Centennial Money Market Trust, Centennial Tax Exempt Trust,
     Centennial Government Trust, Centennial New York Tax Exempt Trust, Centennial California Tax Exempt Trust,
     and Centennial America Fund, L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of Oppenheimer Cash Reserves are generally available only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored
     401(k) plans.
o        Only certain Oppenheimer funds currently offer Class Y shares. Class Y shares of Oppenheimer Real Asset
     Fund may not be exchanged for shares of any other fund.
o        Only certain Oppenheimer funds currently offer Class N shares, which are only offered to retirement plans as described in the Prospectus. Class N shares can be exchanged only for Class N shares of other
     Oppenheimer funds.
o        Class M shares of Oppenheimer Convertible Securities Fund may be exchanged only for Class A shares of other Oppenheimer funds. They may not be acquired by exchange of shares of any class of any other
     Oppenheimer funds except Class A shares of Oppenheimer Money Market Fund or Oppenheimer Cash Reserves
     acquired by exchange of Class M shares.
o        Class X shares of Limited Term New York Municipal Fund can be exchanged only for Class B shares of other
     Oppenheimer funds and no exchanges may be made to Class X shares.
o        Shares of Oppenheimer Capital Preservation Fund may not be exchanged for shares of Oppenheimer Money
     Market Fund, Inc., Oppenheimer Cash Reserves or Oppenheimer Limited-Term Government Fund.  Only participants in certain retirement plans may purchase shares of Oppenheimer Capital Preservation Fund, and only those participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer Capital Preservation
     Fund.
o        Class A shares of Oppenheimer Senior Floating Rate Fund are not available by exchange of shares of
     Oppenheimer Money Market Fund or Class A shares of Oppenheimer Cash Reserves. If any Class A shares of another Oppenheimer fund that are exchanged for Class A shares of Oppenheimer Senior Floating Rate Fund are subject to the Class A contingent deferred sales charge of the other Oppenheimer fund at the time of exchange, the holding period for that Class A contingent deferred sales charge will carry over to the Class
     A shares of Oppenheimer Senior Floating Rate Fund acquired in the exchange. The Class A shares of
     Oppenheimer Senior Floating Rate Fund acquired in that exchange will be subject to the Class A Early
     Withdrawal Charge of Oppenheimer Senior Floating Rate Fund if they are repurchased before the expiration of the holding period.
o        Class A, Class B, Class C and Class Y Shares of Oppenheimer Select Managers Mercury Advisors S&P Index
     Fund and Oppenheimer Select Managers QM Active Balanced Fund are only available to retirement plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.
o        Class A shares of Oppenheimer funds may be exchanged at net asset value for shares of any money market fund offered by the Distributor.  Shares of any money market fund purchased without a sales charge may be exchanged for shares of Oppenheimer funds offered with a sales charge upon payment of the sales charge. They may also be used to purchase shares of Oppenheimer funds subject to an early withdrawal charge or contingent deferred sales charge.

         Shares of Oppenheimer Money Market Fund, Inc. purchased with the redemption proceeds of shares of other mutual funds (other than funds managed by the Manager or its subsidiaries) redeemed within the 30 days prior to that purchase may subsequently be exchanged for shares of other Oppenheimer funds without being subject to an initial sales charge or contingent deferred sales charge. To qualify for that privilege, the investor or the investor's dealer must notify the Distributor of eligibility for this privilege at the time the shares of
Oppenheimer Money Market Fund, Inc. are purchased.  If requested, they must supply proof of entitlement to this privilege.

         Shares of the Fund acquired by reinvestment of dividends or distributions from any of the other
Oppenheimer funds or from any unit investment trust for which reinvestment arrangements have been made with the
Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend, suspend or terminate the exchange privilege at any time.  Although the Fund may impose these changes at any time, it will provide you with notice of those changes whenever it is required to do so by applicable law.  It may be required to provide 60 days notice prior to materially amending or terminating the exchange privilege.  That 60 day notice is not required in extraordinary circumstances.

How Exchanges Affect Contingent Deferred Sales Charges. No contingent deferred sales charge is imposed on exchanges of shares of any class purchased subject to a contingent deferred sales charge. However, when Class A shares acquired by exchange of Class A shares of other Oppenheimer funds purchased subject to a Class A contingent deferred sales charge are redeemed within 18 months of the end of the calendar month of the initial purchase of the exchanged Class A shares, the Class A contingent deferred sales charge is imposed on the redeemed shares. The Class B contingent deferred sales charge is imposed on Class B shares acquired by exchange if they are redeemed within six years of the initial purchase of the exchanged Class B shares. The Class C contingent deferred sales charge is imposed on Class C shares acquired by exchange if they are redeemed within 12 months of the initial purchase of the exchanged Class C shares. With respect to Class N shares, a 1% contingent deferred sales charge will be imposed if the retirement plan (not including IRAs and 403(b) plans) is terminated or Class
N shares of all Oppenheimer funds are terminated as an investment option of the plan and Class N shares are redeemed within 18 months after the plan's first purchase of Class N shares of any Oppenheimer fund or with respect to an individual retirement plan or 403(b) plan, Class N shares are redeemed within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         When Class B, Class C or Class N shares are redeemed to effect an exchange, the priorities described in
"How To Buy Shares" in the Prospectus for the imposition of the Class B, Class C or Class N contingent deferred sales charge will be followed in determining the order in which the shares are exchanged. Before exchanging shares, shareholders should take into account how the exchange may affect any contingent deferred sales charge that might be imposed in the subsequent redemption of remaining shares. Shareholders owning shares of more than one class must specify which class of shares they wish to exchange.

Limits on Multiple Exchange Orders. The Fund reserves the right to reject telephone or written exchange requests submitted in bulk by anyone on behalf of more than one account. The Fund may accept requests for exchanges of up to 50 accounts per day from representatives of authorized dealers that qualify for this privilege.

Telephone Exchange Requests. When exchanging shares by telephone, a shareholder must have an existing account in the fund to which the exchange is to be made. Otherwise, the investors must obtain a Prospectus of that fund before the exchange request may be submitted. If all telephone lines are busy (which might occur, for example, during periods of substantial market fluctuations), shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

Processing Exchange Requests. Shares to be exchanged are redeemed on the regular business day the Transfer Agent receives an exchange request in proper form (the "Redemption Date"). Normally, shares of the fund to be acquired are purchased on the Redemption Date, but such purchases may be delayed by either fund up to five business days if it determines that it would be disadvantaged by an immediate transfer of the redemption proceeds. The Fund reserves the right, in its discretion, to refuse any exchange request that may disadvantage it, subject to applicable required notice as described above.  For example, if the receipt of multiple exchange requests from a dealer might require the disposition of portfolio securities at a time or at a price that might be disadvantageous to the Fund, the Fund may refuse the request. When you exchange some or all of your shares from one fund to another, any special account feature such as an Asset Builder Plan or Automatic Withdrawal Plan, will be switched to the new fund account unless you tell the Transfer Agent not to do so. However, special redemption and exchange features such as Automatic Exchange Plans and Automatic Withdrawal Plans cannot be switched to an account in Oppenheimer Senior Floating Rate Fund.

         In connection with any exchange request, the number of shares exchanged may be less than the number requested if the exchange or the number requested would include shares subject to a restriction cited in the
Prospectus or this Statement of Additional Information, or would include shares covered by a share certificate that is not tendered with the request. In those cases, only the shares available for exchange without restriction will be exchanged.

         The different Oppenheimer funds available for exchange have different investment objectives, policies and risks. A shareholder should assure that the fund selected is appropriate for his or her investment and should be aware of the tax consequences of an exchange. For federal income tax purposes, an exchange transaction is treated as a redemption of shares of one fund and a purchase of shares of another. "Reinvestment Privilege,"
above, discusses some of the tax consequences of reinvestment of redemption proceeds in such cases. The Fund, the
Distributor, and the Transfer Agent are unable to provide investment, tax or legal advice to a shareholder in connection with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Tax Status of the Fund's Dividends, Distributions and Redemptions of Shares.  The federal tax treatment of the
Fund's dividends and capital gains distributions is briefly highlighted in the Prospectus. The following is only a summary of certain additional tax considerations generally affecting the Fund and its shareholders.

         The tax discussion in the  Prospectus and this Statement of Additional  Information is based on tax law in effect on the date of the Prospectus and this Statement of Additional  Information.  Those laws and regulations may be changed by legislative,  judicial, or administrative action,  sometimes with retroactive effect. State and local tax treatment of ordinary  income  dividends and capital gain  dividends from  regulated  investment  companies may differ from the treatment under the Internal  Revenue Code described below.  Potential  purchasers of shares of the
Fund are urged to consult  their tax advisers  with specific  reference to their own tax  circumstances  as well as the consequences of federal, state and local tax rules affecting an investment in the Fund.

         |X|  Qualification as a Regulated Investment Company.  The Fund has elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.  As a regulated investment company, the Fund is not subject to federal income tax on the portion of its investment company taxable income (that is, taxable interest, dividends, other taxable ordinary income net of expenses and net short-term capital gain in excess of long-term capital loss) and capital gain net income (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders. That qualification enables the Fund to "pass through" its income and realized capital gains to shareholders without having to pay tax on them. This avoids a "double tax" on that income and capital gains, since shareholders normally will be taxed on the dividends and capital gains they receive from the Fund (unless their Fund shares are held in a retirement account or the shareholder is otherwise exempt from tax). The Internal Revenue Code contains a number of complex tests relating to qualification that the Fund might not meet in a particular year.
If it did not qualify as a regulated investment company, the Fund would be treated for tax purposes as an ordinary corporation and would receive no tax deduction for payments made to shareholders.

         To qualify as a regulated investment company, the Fund must distribute at least 90% of its investment company taxable income (in brief, net investment income and the excess of net short-term capital gain over net long-term capital loss) for the taxable year. The Fund must also satisfy certain other requirements of the
Internal Revenue Code, some of which are described below.  Distributions by the Fund made during the taxable year or, under specified circumstances, within twelve months after the close of the taxable year, will be considered distributions of income and gains for the taxable year and will therefore count toward satisfaction of the above-mentioned requirement.

         To qualify as a regulated investment company, the Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and certain other income.

         In addition to satisfying the requirements described above, the Fund must satisfy an asset diversification test in order to qualify as a regulated investment company.  Under that test, at the close of each quarter of the Fund's taxable year, at least 50% of the value of the Fund's assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers. As to each of those issuers, the Fund must not have invested more than 5% of the value of the
Fund's total assets in securities of each such issuer and the Fund must not hold more than 10% of the outstanding voting securities of each such issuer. No more than 25% of the value of its total assets may be invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses. For purposes of this test, obligations issued or guaranteed by certain agencies or instrumentalities of the U.S. government are treated as U.S. government securities.

              |X| Excise Tax on Regulated  Investment  Companies.  Under the Internal  Revenue Code, by December 31
each year, the Fund must  distribute 98% of its taxable  investment  income earned from January 1 through  December
31 of that year and 98% of its  capital  gains  realized in the period  from  November 1 of the prior year  through
October 31 of the current  year.  If it does not,  the Fund must pay an excise tax on the amounts not  distributed.
It is  presently  anticipated  that the Fund will meet those  requirements.  To meet this  requirement,  in certain circumstances  the Fund might be required to liquidate  portfolio  investments to make sufficient  distributions to avoid excise tax liability.  However,  the Board of Trustees and the Manager might  determine in a particular  year that it would  be in the best  interests  of  shareholders  for the  Fund  not to make  such  distributions  at the required levels and to pay the excise tax on the undistributed  amounts.  That would reduce the amount of income or capital gains available for distribution to shareholders.

         |X|  Taxation of Fund Distributions.  The Fund anticipates distributing substantially all of its investment company taxable income for each taxable year.  Those distributions will be taxable to shareholders as ordinary income and treated as dividends for federal income tax purposes.

         Special provisions of the Internal Revenue Code govern the eligibility of the Fund's dividends for the dividends-received deduction for corporate shareholders.  Long-term capital gains distributions are not eligible for the deduction.  The amount of dividends paid by the Fund that may qualify for the deduction is limited to the aggregate amount of qualifying dividends that the Fund derives from portfolio investments that the Fund has held for a minimum period, usually 46 days. A corporate shareholder will not be eligible for the deduction on dividends paid on Fund shares held for 45 days or less.  To the extent the Fund's dividends are derived from gross income from option premiums, interest income or short-term gains from the sale of securities or dividends from foreign corporations, those dividends will not qualify for the deduction. Since it is anticipated that most of the Fund's income will be derived from interest it receives on its investments, the Fund does not anticipate that its distributions will qualify for this deduction.

         The Fund may either retain or distribute to shareholders its net capital gain for each taxable year.
The Fund currently intends to distribute any such amounts.  If net long term capital gains are distributed and designated as a capital gain distribution, it will be taxable to shareholders as long-term capital gain. It does not matter how long the shareholder has held his or her shares or whether that gain was recognized by the Fund before the shareholder acquired his or her shares.

         If the Fund elects to retain its net capital gain, the Fund will be subject to tax on it at the 35%
corporate tax rate.  If the Fund elects to retain its net capital gain, it is expected that the Fund also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of their pro rata share of such gain. As a result, each shareholder will be required to report his or her pro rata share of such gain on their tax return as long-term capital gain, will receive a refundable tax credit for his/her pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for his/her shares by an amount equal to the deemed distribution less the tax credit.

         Investment income that may be received by the Fund from sources within foreign countries may be subject to foreign taxes withheld at the source.  The United States has entered into tax treaties with many foreign countries which entitle the Fund to a reduced rate of, or exemption from, taxes on such income.

         Distributions by the Fund that do not constitute ordinary income dividends or capital gain distributions will be treated as a return of capital to the extent of the shareholder's tax basis in their shares. Any excess will be treated as gain from the sale of those shares, as discussed below. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year. If prior distributions made by the Fund must be re-characterized as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's investment policies, they will be identified as such in notices sent to shareholders.

         Distributions  by the Fund will be  treated in the  manner  described  above  regardless  of  whether  the distributions  are paid in cash or reinvested in additional  shares of the Fund (or of another fund).  Shareholders receiving a  distribution  in the form of  additional  shares will be treated as  receiving  a  distribution  in an amount equal to the fair market value of the shares received, determined as of the reinvestment date.

         The Fund will be required in certain cases to withhold and remit to the U.S. Treasury 31% of ordinary income dividends and capital gains distributions and the proceeds of the redemption of shares, paid to any shareholder (1) who has failed to provide a correct, certified taxpayer identification number, (2) who is subject to backup withholding for failure to report the receipt of interest or dividend income properly, or (3) who has failed to certify to the Fund that the shareholder is not subject to backup withholding or is an "exempt recipient" (such as a corporation).

         |X|  Tax Effects of Redemptions of Shares. If a shareholder redeems all or a portion of his/her shares,
                                                                                             -
the shareholder will recognize a gain or loss on the redeemed shares in an amount equal to the difference between the proceeds of the redeemed shares and the shareholder's adjusted tax basis in the shares.  All or a portion of any loss recognized in that manner may be disallowed if the shareholder purchases other shares of the Fund within
30 days before or after the redemption.

         In general, any gain or loss arising from the redemption of shares of the Fund will be considered capital gain or loss, if the shares were held as a capital asset. It will be long-term capital gain or loss if the shares were held for more than one year.  However, any capital loss arising from the redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on those shares. Special holding period rules under the Internal Revenue Code apply in this case to determine the holding period of shares and there are limits on the deductibility of capital losses in any year.

         |X|  Foreign Shareholders.  Taxation of a shareholder who under United States law is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership depends on whether the shareholder's income from the Fund is effectively connected with a U.S. trade or business carried on by such shareholder.

         If the income from the Fund is not effectively connected with a U.S. trade or business carried on by a foreign shareholder, ordinary income dividends paid to such foreign shareholder will be subject to U.S.
withholding tax. The rate of the tax depends on a number of factors. If the income from the Fund is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends, and any gains realized upon the sale of shares of the Fund will be subject to U.S.
federal income tax at the rates applicable to U.S. citizens or domestic corporations.

         In the case of a foreign non-corporate shareholder, the Fund may be required to withhold U.S. federal income tax at a rate of 31% on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless the shareholder furnishes the Fund with proper notification of their foreign status.

         The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein.  Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund, including the applicability of foreign taxes.

Dividend Reinvestment in Another Fund.  Shareholders of the Fund may elect to reinvest all dividends and/or capital gains distributions in shares of the same class of any of the other Oppenheimer funds listed above.
Reinvestment will be made without sales charge at the net asset value per share in effect at the close of business on the payable date of the dividend or distribution. To elect this option, the shareholder must notify the Transfer Agent in writing and must have an existing account in the fund selected for reinvestment. Otherwise the shareholder first must obtain a prospectus for that fund and an application from the Distributor to establish an account. Dividends and/or distributions from shares of certain other Oppenheimer funds (other than Oppenheimer
Cash Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor. The Fund's shares are sold through dealers, brokers and other financial institutions that have a sales agreement with OppenheimerFunds Distributor, Inc., a subsidiary of the Manager that acts as the Fund's
Distributor.  The Distributor also distributes shares of the other Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Manager.

The Transfer Agent. OppenheimerFunds Services, the Fund's Transfer Agent, is a division of the Manager. It is responsible for maintaining the Fund's shareholder registry and shareholder accounting records, and for paying dividends and distributions to shareholders. It also handles shareholder servicing and administrative functions.
It serves as the Transfer Agent for an annual per account fee. It also acts as shareholder servicing agent for the other Oppenheimer funds. Shareholders should direct inquiries about their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

The Custodian.  Citibank is the custodian of the Fund's assets. The custodian's responsibilities include safeguarding and controlling the Fund's portfolio securities and handling the delivery of such securities to and from the Fund. It will be the practice of the Fund to deal with the custodian in a manner uninfluenced by any banking relationship the custodian may have with the Manager and its affiliates. The Fund's cash balances with the custodian in excess of $100,000 are not protected by federal deposit insurance. Those uninsured balances at times may be substantial.

Independent Auditors.  Ernst & Young LLP are the independent auditors of the Fund. They audit the Fund's financial statements and perform other related audit services. They also act as auditors for certain other funds advised by the Manager and its affiliates.

                                          Report of Independent Auditors

To the Shareholder and
Board of Trustees of
Oppenheimer Real Estate Fund

We have audited the  accompanying  statement of assets and liabilities of Oppenheimer Real Estate Fund (the "Fund")
as of  February  8,  2002.  This  statement  of  assets  and  liabilities  is  the  responsibility  of  the  Fund's management.  Our  responsibility  is to express an opinion on this statement of assets and liabilities based on our audit.

We conducted our audit in  accordance  with  auditing  standards  generally  accepted in the United  States.  Those standards  require that we plan and perform the audit to obtain  reasonable  assurance  about whether the statement of assets  and  liabilities  is free of  material  misstatement.  An audit  includes  examining,  on a test  basis, evidence  supporting  the  amounts  and  disclosures  in the  statement  of assets and  liabilities.  An audit also includes  assessing the  accounting  principles  used and  significant  estimates  made by  management,  as well as evaluating  the overall  statement of assets and  liabilities  presentation.  We believe that our audit  provides a reasonable basis for our opinion.

In our  opinion,  the  statement  of assets and  liabilities  referred to above  presents  fairly,  in all material respects,  the  financial  position  of  Oppenheimer  Real Estate Fund at  February  8, 2002,  in  conformity  with accounting principles generally accepted in the United States.

                                                     ERNST & YOUNG LLP

New York, New York
February 8, 2002

                                           Oppenheimer Real Estate Fund

                                        Statement of Assets and Liabilities

                                                 February 8, 2002

ASSETS:
Cash                                                                            $100,000

LIABILITIES:                                                                            $0

Net Assets                                                                              $100,000

NET ASSETS - Applicable to 10,000 Class A shares
of no par value, unlimited shares authorized
of beneficial interest outstanding.                                             $100,000

NET ASSET VALUE PER SHARE (net assets divided by
10,000 shares of beneficial interest for Class A.)                              $10.00

MAXIMUM OFFERING PRICE PER SHARE (net asset
vlue plus sales charge of 5.75% of offering price
for Class A shares).                                                                    $10.61

Notes to Statement of Assets and Liabilities
Note 1.  Organization

     Oppenheimer Real Estate Fund (the "Fund"), was organized as a business trust in the State of Massachusetts on November 27, 2001 as a non-diversified, open-end management investment company registered under the
     Investment Company Act of 1940, as amended.  The Fund has had no operations through February 8, 2002 other than those related to organizational matters and the sale and issuance of 10,000 Class A Shares to
     OppenheimerFunds, Inc. (OFI or the "Adviser").

     On February 12, 2002 the Fund's Board of Trustees (the "Board") approved an Investment Advisory Agreement with OFI and a Distributor's Agreement with OppenheimerFunds Distributor, Inc. (OFDI).  Cornerstone Real
     Estate Advisors, Inc. (the "Subadviser), an affiliate of the Adviser, serves as the investment manager.

     The Fund's investment objective is total return through investment in real estate securities.

Note 2.  Significant Accounting Policies

     OFI has assumed all organization costs which were estimated at $62,000.

     The Fund's financial statements are prepared in conformity with accounting principles generally accepted in the United States which may require the use of management estimates and assumptions.  Actual results could differ from those estimates.

     The Fund intends to comply in its initial fiscal year and thereafter with provisions of the Internal Revenue
     Code applicable to regulated investment companies and as such, will not be subject to federal income taxes on otherwise taxable income (including net realized capital gains) distributed to shareholders.

Note 3.  Fees and Other Transactions with Affiliated

     The Fund will pay the Adviser a monthly fee (the "Management Fee") at the annual rate of 0.75% of the Fund's first $200 million of average annual net assets, 0.72% of the next $200 million, 0.69% of the next $200 million, 0.66% of net assets over $600 million, and 0.60% of average annual net assets in excess of $800 million.

     The Adviser has retained the Subadvisor, Cornerstone Real Estate Advisers, Inc. to provide day-to-day portfolio management for the Fund.  The Sub-Advisor is a subsidiary of Massachusetts Mutual Life Insurance
     Company, the parent company of the advisor.  The Adviser pays the Sub-Adviser an annual fee under the
     Sub-Advisory Agreement between the Advisor and the Sub-Advisor.

     OppenheimerFunds Services (OFS), a division of the Adviser, acts as the transfer and shareholder servicing agent for the Fund.  The Fund pays OFS an agreed upon per account fee.

                                                        A-1
                                                    Appendix A

                                             Industry Classifications

Aerospace/Defense                                           Food and Drug Retailers
Air Transportation                                          Gas Utilities
Asset-Backed                                                Health Care/Drugs
Auto Parts and Equipment                                    Health Care/Supplies & Services
Automotive                                                  Homebuilders/Real Estate
Bank Holding Companies                                      Hotel/Gaming
Banks                                                       Industrial Services
Beverages                                                   Information Technology
Broadcasting                                                Insurance
Broker-Dealers                                              Leasing & Factoring
Building Materials                                          Leisure
Cable Television                                            Manufacturing
Chemicals                                                   Metals/Mining
Commercial Finance                                          Nondurable Household Goods
Communication Equipment                                     Office Equipment
Computer Hardware                                           Oil - Domestic
Computer Software                                           Oil - International
Conglomerates                                               Paper
Consumer Finance                                            Photography
Consumer Services                                           Publishing
Containers                                                  Railroads & Truckers
Convenience Stores                                          Restaurants
Department Stores                                           Savings & Loans
Diversified Financial                                       Shipping
Diversified Media                                           Special Purpose Financial
Drug Wholesalers                                            Specialty Printing
Durable Household Goods                                     Specialty Retailing
Education                                                   Steel
Electric Utilities                                          Telecommunications - Long Distance
Electrical Equipment                                        Telephone - Utility
Electronics                                                 Textile, Apparel & Home Furnishings
Energy Services                                             Tobacco
Entertainment/Film                                          Trucks and Parts
Environmental                                               Wireless Services
Food

                                                        B-5
                                                    Appendix B

                          OppenheimerFunds Special Sales Charge Arrangements and Waivers

In certain cases, the initial sales charge that applies to purchases of Class A shares13 of the  Oppenheimer  funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.14
That is because of the economies of sales efforts realized by OppenheimerFunds  Distributor,  Inc., (referred to in this  document as the  "Distributor"),  or by dealers or other  financial  institutions  that offer those shares to certain classes of investors.

Not all waivers apply to all funds.  For example,  waivers relating to Retirement Plans do not apply to Oppenheimer municipal  funds,  because  shares of those funds are not  available  for  purchase  by or on behalf of  retirement plans. Other waivers apply only to shareholders of certain funds.

For the  purposes  of some of the  waivers  described  below and in the  Prospectus  and  Statement  of  Additional
Information  of the applicable  Oppenheimer  funds,  the term  "Retirement  Plan" refers to the following  types of plans:
(1)      plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
(2)      non-qualified deferred compensation plans,
(3)      employee benefit plans15
(4)      Group Retirement Plans16
(5)      403(b)(7) custodial plan accounts
(6)      Individual  Retirement  Accounts ("IRAs"),  including  traditional IRAs, Roth IRAs,  SEP-IRAs,  SARSEPs or
                SIMPLE plans

The  interpretation of these provisions as to the applicability of a special  arrangement or waiver in a particular case is in the sole  discretion  of the  Distributor  or the transfer  agent  (referred to in this  document as the
"Transfer  Agent") of the particular  Oppenheimer  fund.  These waivers and special  arrangements may be amended or terminated at any time by a particular fund, the Distributor,  and/or  OppenheimerFunds,  Inc. (referred to in this document as the "Manager").

Waivers  that apply at the time shares are  redeemed  must be requested  by the  shareholder  and/or  dealer in the redemption request.

I. Applicability of Class A Contingent Deferred Sales Charges in Certain Cases

Purchases of Class A Shares of  Oppenheimer  Funds That Are Not Subject to Initial  Sales Charge but May Be Subject
to the Class A Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial  sales charge on purchases  of Class A shares of any of the  Oppenheimer  funds in the cases listed below.  However,  these  purchases may be subject to the Class A contingent  deferred  sales charge if redeemed  within 18 months of the end of the calendar  month of their  purchase,  as  described  in the  Prospectus
(unless  a waiver  described  elsewhere  in this  Appendix  applies  to the  redemption).  Additionally,  on shares purchased  under these waivers that are subject to the Class A contingent  deferred sales charge,  the  Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent Deferred Sales
Charge."17 This waiver provision applies to:
-        Purchases of Class A shares aggregating $1 million or more.
-        Purchases of Class A shares by a Retirement  Plan that was  permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001.
-        Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
(1)      through a broker,  dealer, bank or registered  investment adviser that has made special  arrangements with the Distributor for those purchases, or
(2)      by a direct  rollover of a distribution  from a qualified  Retirement  Plan if the  administrator  of that
              Plan has made special arrangements with the Distributor for those purchases.
     -   Purchases  of  Class  A  shares  by  Retirement  Plans  that  have  any  of the  following  record-keeping arrangements:
(1)      The record  keeping is  performed by Merrill  Lynch Pierce  Fenner & Smith,  Inc.  ("Merrill  Lynch") on a
              daily  valuation   basis  for  the  Retirement   Plan.  On  the  date  the  plan  sponsor  signs  the
              record-keeping  service  agreement with Merrill  Lynch,  the Plan must have $3 million or more of its assets  invested  in (a)  mutual  funds,  other than  those  advised  or  managed  by  Merrill  Lynch
              Investment  Management,  L.P.  ("MLIM"),  that are made available under a Service  Agreement  between
              Merrill Lynch and the mutual  fund's  principal  underwriter  or  distributor,  and (b) funds advised
              or  managed  by  MLIM  (the  funds   described  in  (a)  and  (b)  are  referred  to  as  "Applicable
              Investments").
(2)      The record  keeping for the  Retirement  Plan is performed on a daily  valuation  basis by a record keeper whose services are provided under a contract or arrangement  between the Retirement  Plan and Merrill
              Lynch.  On the date the plan sponsor signs the record keeping  service  agreement with Merrill Lynch, the Plan must have $3  million or more of its  assets  (excluding  assets  invested  in money  market funds) invested in Applicable Investments.
(3)      The record  keeping for a Retirement  Plan is handled under a service  agreement with Merrill Lynch and on the date the plan  sponsor  signs that  agreement,  the Plan has 500 or more  eligible  employees  (as determined by the Merrill Lynch plan conversion manager).
      -  Purchases  by a Retirement  Plan whose record  keeper had a  cost-allocation  agreement  with the Transfer
         Agent on or before March 1, 2001.

II. Waivers of Class A Sales Charges of Oppenheimer Funds

A. Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A  shares  purchased  by the  following  investors  are not  subject  to any  Class A sales  charges  (and no concessions are paid by the Distributor on such purchases):
-        The Manager or its affiliates.
-        Present or former  officers,  directors,  trustees and employees (and their  "immediate  families") of the
         Fund, the Manager and its affiliates,  and retirement plans  established by them for their employees.  The
         term  "immediate  family"  refers  to  one's  spouse,  children,  grandchildren,   grandparents,  parents,
         parents-in-law,  brothers  and  sisters,  sons- and  daughters-in-law,  a  sibling's  spouse,  a  spouse's siblings,  aunts,  uncles,  nieces  and  nephews;  relatives  by  virtue of a  remarriage  (step-children, step-parents, etc.) are included.
-        Registered  management  investment  companies,  or separate  accounts  of  insurance  companies  having an agreement with the Manager or the Distributor for that purpose.
-        Dealers or brokers that have a sales  agreement with the  Distributor,  if they purchase  shares for their own accounts or for retirement plans for their employees.
-        Employees and  registered  representatives  (and their spouses) of dealers or brokers  described  above or financial  institutions that have entered into sales  arrangements with such dealers or brokers (and which are  identified as such to the  Distributor)  or with the  Distributor.  The purchaser must certify to the
         Distributor  at the time of  purchase  that the  purchase is for the  purchaser's  own account (or for the benefit of such employee's spouse or minor children).
-        Dealers,  brokers,  banks or registered  investment  advisors that have entered into an agreement with the
         Distributor  providing  specifically for the use of shares of the Fund in particular  investment  products made available to their clients.  Those clients may be charged a transaction fee by their dealer,  broker, bank or advisor for the purchase or sale of Fund shares.
-        Investment  advisors and  financial  planners who have entered into an agreement for this purpose with the
         Distributor  and who charge an  advisory,  consulting  or other fee for their  services and buy shares for their own accounts or the accounts of their clients.
-        "Rabbi  trusts"  that buy shares for their own  accounts,  if the  purchases  are made through a broker or agent or other financial  intermediary  that has made special  arrangements with the Distributor for those purchases.
-        Clients of  investment  advisors or financial  planners  (that have  entered  into an  agreement  for this purpose  with the  Distributor)  who buy shares for their own accounts may also  purchase  shares  without sales charge but only if their  accounts  are linked to a master  account of their  investment  advisor or financial planner on the books and records of the broker,  agent or financial  intermediary with which the
         Distributor  has made such  special  arrangements  . Each of these  investors  may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
-        Directors,  trustees,  officers  or  full-time  employees  of  OpCap  Advisors  or its  affiliates,  their relatives or any trust,  pension,  profit sharing or other benefit plan which beneficially owns shares for those persons.
-        Accounts for which  Oppenheimer  Capital (or its  successor) is the  investment  advisor (the  Distributor must be advised of this  arrangement)  and persons who are  directors  or trustees of the company or trust which is the beneficial owner of such accounts.
-        A unit investment trust that has entered into an appropriate agreement with the Distributor.
-        Dealers,  brokers,  banks, or registered  investment advisers that have entered into an agreement with the
         Distributor  to sell  shares to  defined  contribution  employee  retirement  plans for which the  dealer, broker or investment adviser provides administration services.
-        Retirement  Plans and  deferred  compensation  plans and trusts used to fund those plans  (including,  for example,  plans qualified or created under sections 401(a),  401(k), 403(b) or 457 of the Internal Revenue
         Code),  in each case if those purchases are made through a broker,  agent or other financial  intermediary that has made special arrangements with the Distributor for those purchases.
-        A TRAC-2000  401(k)  plan  (sponsored  by the former  Quest for Value  Advisors)  whose Class B or Class C shares  of a Former  Quest  for  Value  Fund  were  exchanged  for  Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November 24, 1995.
-        A qualified  Retirement  Plan that had agreed with the former Quest for Value Advisors to purchase  shares of any of the  Former  Quest  for Value  Funds at net asset  value,  with such  shares to be held  through
         DCXchange,  a sub-transfer  agency mutual fund  clearinghouse,  if that  arrangement  was  consummated and share purchases commenced by December 31, 1996.

B. Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares  issued or  purchased  in the  following  transactions  are not  subject  to sales  charges  (and no concessions are paid by the Distributor on such purchases):
     -   Shares issued in plans of  reorganization,  such as mergers,  asset  acquisitions and exchange offers,  to which the Fund is a party.
-        Shares  purchased by the  reinvestment  of dividends or other  distributions  reinvested  from the Fund or other  Oppenheimer  funds  (other than  Oppenheimer  Cash  Reserves) or unit  investment  trusts for which reinvestment arrangements have been made with the Distributor.
-        Shares purchased  through a broker-dealer  that has entered into a special  agreement with the Distributor to allow the broker's  customers to purchase  and pay for shares of  Oppenheimer  funds using the proceeds of shares  redeemed in the prior 30 days from a mutual  fund (other than a fund  managed by the Manager or any of its  subsidiaries)  on which an initial sales charge or contingent  deferred sales charge was paid.
         This waiver also  applies to shares  purchased  by exchange of shares of  Oppenheimer  Money  Market Fund,
         Inc.  that were  purchased  and paid for in this manner.  This waiver must be requested  when the purchase order is placed for shares of the Fund, and the  Distributor  may require  evidence of  qualification  for this waiver.
-        Shares  purchased with the proceeds of maturing  principal units of any Qualified Unit  Investment  Liquid
         Trust Series.
-        Shares  purchased by the  reinvestment  of loan repayments by a participant in a Retirement Plan for which the Manager or an affiliate acts as sponsor.

C. Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A  contingent  deferred  sales  charge is also  waived if shares that would  otherwise  be subject to the contingent deferred sales charge are redeemed in the following cases:
     -   To make Automatic  Withdrawal  Plan payments that are limited  annually to no more than 12% of the account value adjusted annually.
-        Involuntary  redemptions  of shares by  operation  of law or  involuntary  redemptions  of small  accounts
         (please refer to "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
-        For distributions from Retirement Plans,  deferred  compensation plans or other employee benefit plans for any of the following purposes:
(1)      Following  the death or  disability  (as  defined in the  Internal  Revenue  Code) of the  participant  or beneficiary. The death or disability must occur after the participant's account was established.
(2)      To return excess contributions.
(3)      To return contributions made due to a mistake of fact.
(4)      Hardship withdrawals, as defined in the plan.18
(5)      Under a Qualified  Domestic  Relations  Order, as defined in the Internal Revenue Code, or, in the case of an IRA, a divorce or  separation  agreement  described  in Section  71(b) of the  Internal  Revenue
                Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make  "substantially  equal  periodic  payments" as described in Section 72(t) of the Internal  Revenue
                Code.
(8)      For loans to participants or beneficiaries.
(9)      Separation from service.19
(10)     Participant-directed  redemptions  to purchase  shares of a mutual fund (other than a fund  managed by the
                Manager  or a  subsidiary  of the  Manager)  if the  plan has made  special  arrangements  with the
                Distributor.
(11)     Plan  termination or "in-service  distributions,"  if the redemption  proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
     -   For distributions from Retirement Plans having 500 or more eligible  employees,  except  distributions due to termination of all of the Oppenheimer funds as an investment option under the Plan.
     -   For  distributions  from  401(k)  plans  sponsored  by  broker-dealers  that have  entered  into a special agreement with the Distributor allowing this waiver.

III. Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds

The Class B, Class C and Class N  contingent  deferred  sales  charges  will not be applied to shares  purchased in certain types of transactions or redeemed in certain circumstances described below.

A. Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent  deferred  sales  charges will be waived for  redemptions  of shares in the following cases:
-        Shares  redeemed  involuntarily,  as  described  in  "Shareholder  Account  Rules  and  Policies,"  in the
         applicable Prospectus.
-        Redemptions  from  accounts  other than  Retirement  Plans  following  the death or disability of the last surviving  shareholder,  including a trustee of a grantor  trust or  revocable  living trust for which the trustee is also the sole  beneficiary.  The death or disability  must have occurred  after the account was established,  and for disability you must provide  evidence of a determination of disability by the Social
         Security Administration.
-        Distributions  from accounts for which the  broker-dealer  of record has entered into a special  agreement with the Distributor allowing this waiver.
-        Redemptions of Class B shares held by Retirement  Plans whose records are maintained on a daily  valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
-        Redemptions of Class C shares of Oppenheimer  U.S.  Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
-        Redemptions  requested in writing by a Retirement  Plan sponsor of Class C shares of an  Oppenheimer  fund in amounts of $1 million or more held by the  Retirement  Plan for more than one year,  if the  redemption proceeds are invested in Class A shares of one or more Oppenheimer funds.
-        Distributions20 from Retirement Plans or other employee benefit plans for any of the following purposes:
(1)      Following  the death or  disability  (as  defined in the  Internal  Revenue  Code) of the  participant  or beneficiary.  The death or disability  must occur after the  participant's  account was established in an Oppenheimer fund.
(2)      To return excess contributions made to a participant's account.
(3)      To return contributions made due to a mistake of fact.
(4)      To make hardship withdrawals, as defined in the plan.21
(5)      To make  distributions  required under a Qualified  Domestic  Relations Order or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make  "substantially  equal  periodic  payments" as described in Section 72(t) of the Internal  Revenue
                Code.
(8)      For loans to participants or beneficiaries.22
(9)      On account of the participant's separation from service.23
(10)     Participant-directed  redemptions  to purchase  shares of a mutual fund (other than a fund  managed by the
                Manager or a subsidiary of the Manager)  offered as an investment  option in a Retirement Plan if the plan has made special arrangements with the Distributor.
(11)     Distributions  made on account of a plan  termination  or  "in-service"  distributions,  if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
(12)     Distributions  from Retirement  Plans having 500 or more eligible  employees,  except  distributions  made because of the elimination of all of the Oppenheimer funds as an investment option under the Plan.
(13)     For distributions  from a participant's  account under an Automatic  Withdrawal Plan after the participant reaches age 59 1/2, as long as the  aggregate  value of the  distributions  does not exceed 10% of the account's value, adjusted annually.
         (14)   Redemptions  of Class B shares  under an  Automatic  Withdrawal  Plan for an  account  other than a
                Retirement  Plan,  if the  aggregate  value  of the  redeemed  shares  does not  exceed  10% of the account's value, adjusted annually.
         (15)   For distributions  from 401(k) plans sponsored by  broker-dealers  that have entered into a special arrangement with the Distributor allowing this waiver.
         -    Redemptions  of Class B shares or Class C shares under an Automatic  Withdrawal  Plan from an account other than a Retirement  Plan if the  aggregate  value of the redeemed  shares does not exceed 10% of the account's value annually.

B. Waivers for Shares Sold or Issued in Certain Transactions.

The  contingent  deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
-        Shares sold to the Manager or its affiliates.
-        Shares sold to registered  management  investment  companies or separate  accounts of insurance  companies having an agreement with the Manager or the Distributor for that purpose.
-        Shares issued in plans of reorganization to which the Fund is a party.
-        Shares  sold to present  or former  officers,  directors,  trustees  or  employees  (and their  "immediate families"  as  defined  above in  Section  I.A.) of the Fund,  the  Manager  and its  affiliates  and retirement plans established by them for their employees.

IV. Special Sales Charge  Arrangements  for  Shareholders  of Certain  Oppenheimer  Funds Who Were  Shareholders of
Former Quest for Value Funds

The  initial  and  contingent  deferred  sales  charge  rates and  waivers  for Class A, Class B and Class C shares described in the  Prospectus  or Statement  of  Additional  Information  of the  Oppenheimer  funds are modified as described  below for certain  persons who were  shareholders  of the former Quest for Value Funds.  To be eligible, those persons must have been shareholders on November 24, 1995, when  OppenheimerFunds,  Inc. became the investment advisor to those former Quest for Value Funds. Those funds include:

Oppenheimer Quest Value Fund, Inc.                         Oppenheimer Small Cap Value Fund
Oppenheimer Quest Balanced Value Fund                      Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Quest Opportunity Value Fund

         These  arrangements also apply to shareholders of the following funds when they merged (were  reorganized)
into various Oppenheimer funds on November 24, 1995:

  Quest for Value U.S. Government Income Fund               Quest for Value New York Tax-Exempt Fund
  Quest for Value Investment Quality Income Fund            Quest for Value National Tax-Exempt Fund
  Quest for Value Global Income Fund                        Quest for Value California Tax-Exempt Fund

         All of the funds  listed  above are referred to in this  Appendix as the "Former  Quest for Value  Funds."
The waivers of initial and  contingent  deferred  sales charges  described in this  Appendix  apply to shares of an
Oppenheimer fund that are either:
      -    acquired by such  shareholder  pursuant to an exchange of shares of an Oppenheimer  fund that was one of the Former Quest for Value Funds, or
      -    purchased  by such  shareholder  by exchange of shares of another  Oppenheimer  fund that were  acquired pursuant to the merger of any of the Former  Quest for Value Funds into that other  Oppenheimer  fund on
           November 24, 1995.

A. Reductions or Waivers of Class A Sales Charges.

     --  Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases by Groups and  Associations.  The  following  table sets forth the initial sales charge rates for Class A shares  purchased by members of  "Associations"  formed for any purpose other than the purchase of securities.  The rates in the table  apply if that  Association  purchased  shares  of any of the  Former  Quest for Value  Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

------------------------------ ---------------------------- ---------------------------- ----------------------------
Number of                             Initial Sales            Initial Sales Charge              Concession
Eligible Employees                    Charge as a %                as a % of Net                   as % of
or Members                          of Offering Price             Amount Invested              Offering Price
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
9 or Fewer                                2.50%                        2.56%                        2.00%
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
At least 10 but not                       2.00%                        2.04%                        1.60%
more than 49
------------------------------ ---------------------------- ---------------------------- ----------------------------

         For purchases by Associations  having 50 or more eligible employees or members,  there is no initial sales charge on  purchases  of Class A shares,  but those  shares are subject to the Class A  contingent  deferred  sales charge described in the applicable fund's Prospectus.

         Purchases made under this  arrangement  qualify for the lower of either the sales charge rate in the table based on the  number of  members  of an  Association,  or the sales  charge  rate that  applies  under the Right of
Accumulation  described in the applicable  fund's Prospectus and Statement of Additional  Information.  Individuals
who qualify  under this  arrangement  for reduced sales charge rates as members of  Associations  also may purchase shares for their  individual  or  custodial  accounts at these  reduced  sales  charge  rates,  upon request to the
Distributor.

         -- Waiver of Class A Sales  Charges for Certain  Shareholders.  Class A shares  purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
              -   Shareholders  who were  shareholders  of the AMA  Family of Funds on  February  28,  1991 and who
                  acquired  shares of any of the Former  Quest for Value Funds by merger of a portfolio  of the AMA
                  Family of Funds.
              -   Shareholders  who  acquired  shares of any  Former  Quest for Value  Fund by merger of any of the portfolios of the Unified Funds.

         -- Waiver of Class A  Contingent  Deferred  Sales Charge in Certain  Transactions.  The Class A contingent deferred  sales charge will not apply to  redemptions  of Class A shares  purchased by the following  investors who were shareholders of any Former Quest for Value Fund:

         Investors  who  purchased  Class A shares  from a dealer that is or was not  permitted  to receive a sales load or  redemption  fee imposed on a  shareholder  with whom that dealer has a fiduciary  relationship,  under the
Employee Retirement Income Security Act of 1974 and regulations adopted under that law.

B. Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

         -- Waivers for  Redemptions  of Shares  Purchased  Prior to March 6, 1995.  In the  following  cases,  the contingent  deferred  sales  charge  will be waived  for  redemptions  of Class A,  Class B or Class C shares of an
Oppenheimer  fund.  The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange  from an  Oppenheimer  fund that was a Former  Quest for Value Fund or into which such fund  merged.
Those shares must have been purchased prior to March 6, 1995 in connection with:
              -   withdrawals  under an automatic  withdrawal plan holding only either Class B or Class C shares if the annual  withdrawal  does not exceed 10% of the initial value of the account  value,  adjusted annually, and
              -   liquidation  of a  shareholder's  account if the  aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

         -- Waivers  for  Redemptions  of Shares  Purchased  on or After  March 6, 1995 but Prior to  November  24,
1995. In the following  cases,  the  contingent  deferred  sales charge will be waived for  redemptions of Class A,
Class B or Class C shares of an  Oppenheimer  fund.  The shares  must have been  acquired by the merger of a Former
Quest for Value Fund into the fund or by exchange from an  Oppenheimer  fund that was a Former Quest For Value Fund or into which such Former Quest for Value Fund merged.  Those shares must have been  purchased on or after March 6,
1995, but prior to November 24, 1995:
-        redemptions  following the death or disability of the  shareholder(s)  (as evidenced by a determination of total disability by the U.S. Social Security Administration);
-        withdrawals  under an automatic  withdrawal plan (but only for Class B or Class C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
              -   liquidation  of a  shareholder's  account if the  aggregate net asset value of shares held in the account is less than the required minimum account value.

         A shareholder's  account will be credited with the amount of any contingent  deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the  Oppenheimer  fund described in this section if the proceeds  are  invested in the same Class of shares in that fund or another  Oppenheimer  fund within 90 days after redemption.

V. Special Sales Charge  Arrangements  for  Shareholders  of Certain  Oppenheimer  Funds Who Were  Shareholders  of
Connecticut Mutual Investment Accounts, Inc.

The initial and contingent  deferred sale charge rates and waivers for Class A and Class B shares  described in the respective  Prospectus  (or this Appendix) of the following  Oppenheimer  funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are  modified  as  described  below for those  Fund  shareholders  who were  shareholders  of the  following  funds
(referred to as the "Former  Connecticut  Mutual Funds") on March 1, 1996, when  OppenheimerFunds,  Inc. became the investment adviser to the Former Connecticut Mutual Funds:

Connecticut Mutual Liquid Account                             Connecticut Mutual Total Return Account
Connecticut Mutual Government Securities Account              CMIA LifeSpan Capital Appreciation Account
Connecticut Mutual Income Account                             CMIA LifeSpan Balanced Account
Connecticut Mutual Growth Account                             CMIA Diversified Income Account

A. Prior Class A CDSC and Class A Sales Charge Waivers.

         --  Class A  Contingent  Deferred  Sales  Charge.  Certain  shareholders  of a Fund and the  other  Former
Connecticut  Mutual  Funds are  entitled to continue to make  additional  purchases  of Class A shares at net asset value  without a Class A initial  sales charge,  but subject to the Class A contingent  deferred  sales charge that was in effect  prior to March 18, 1996 (the "prior  Class A CDSC").  Under the prior Class A CDSC,  if any of those shares are redeemed  within one year of purchase,  they will be assessed a 1% contingent  deferred  sales charge on an amount  equal to the current  market  value or the  original  purchase  price of the shares  sold,  whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
(1)      persons  whose  purchases  of Class A shares of a Fund and other  Former  Connecticut  Mutual  Funds  were
                $500,000  prior to March 18, 1996,  as a result of direct  purchases  or purchases  pursuant to the
                Fund's  policies on Combined  Purchases or Rights of  Accumulation,  who still hold those shares in that Fund or other Former Connecticut Mutual Funds, and
(2)      persons  whose  intended  purchases  under a Statement of Intention  entered into prior to March 18, 1996, with the former  general  distributor  of the Former  Connecticut  Mutual Funds to purchase  shares valued at $500,000 or more over a 13-month  period  entitled  those  persons to purchase  shares at net asset value without being subject to the Class A initial sales charge.

         Any of the Class A shares of a Fund and the other Former  Connecticut  Mutual Funds that were purchased at net asset value prior to March 18, 1996,  remain  subject to the prior Class A CDSC,  or if any  additional  shares are purchased by those  shareholders  at net asset value pursuant to this  arrangement  they will be subject to the prior Class A CDSC.

         -- Class A Sales Charge  Waivers.  Additional  Class A shares of a Fund may be  purchased  without a sales charge,  by a person who was in one (or more) of the  categories  below and acquired  Class A shares prior to March
18, 1996, and still holds Class A shares:
(1)      any  purchaser,  provided the total initial  amount  invested in the Fund or any one or more of the Former
                Connecticut  Mutual Funds  totaled  $500,000 or more,  including  investments  made pursuant to the
                Combined  Purchases,  Statement of Intention and Rights of Accumulation  features  available at the time of the  initial  purchase  and  such  investment  is still  held in one or more of the  Former
                Connecticut Mutual Funds or a Fund into which such Fund merged;
(2)      any  participant in a qualified  plan,  provided that the total initial amount invested by the plan in the
                Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
(3)      Directors  of the Fund or any one or more of the  Former  Connecticut  Mutual  Funds and  members of their immediate families;
(4)      employee benefit plans sponsored by Connecticut  Mutual Financial  Services,  L.L.C.  ("CMFS"),  the prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies;
(5)      one or more members of a group of at least 1,000  persons  (and persons who are retirees  from such group)
                engaged in a common business,  profession,  civic or charitable endeavor or other activity, and the spouses and minor  dependent  children of such  persons,  pursuant to a marketing  program  between
                CMFS and such group; and
(6)      an institution  acting as a fiduciary on behalf of an individual or individuals,  if such  institution was directly  compensated by the  individual(s) for recommending the purchase of the shares of the Fund or any one or more  of the  Former  Connecticut  Mutual  Funds,  provided  the  institution  had an agreement with CMFS.

         Purchases  of Class A shares made  pursuant to (1) and (2) above may be subject to the Class A CDSC of the
Former Connecticut Mutual Funds described above.

         Additionally,  Class A shares  of a Fund may be  purchased  without  a sales  charge  by any  holder  of a variable  annuity  contract  issued in New York State by  Connecticut  Mutual Life  Insurance  Company  through the
Panorama  Separate  Account  which is beyond the  applicable  surrender  charge period and which was used to fund a qualified  plan,  if that holder  exchanges  the variable  annuity  contract  proceeds to buy Class A shares of the
Fund.

B. Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix,  above, the contingent  deferred sales charge will be waived for  redemptions  of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class B shares of a Former  Connecticut  Mutual Fund  provided that the Class A or
Class B shares of the Fund to be  redeemed  or  exchanged  were (i)  acquired  prior to March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut Mutual Fund.  Additionally,  the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18, 1996:
(1)      by the estate of a deceased shareholder;
(2)      upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
(3)      for retirement  distributions (or loans) to participants or beneficiaries  from retirement plans qualified under Sections 401(a) or 403(b)(7)of  the Code, or from IRAs,  deferred  compensation  plans created under Section 457 of the Code, or other employee benefit plans;
(4)      as tax-free returns of excess contributions to such retirement or employee benefit plans;
(5)      in  whole  or  in  part,  in  connection  with  shares  sold  to  any  state,  county,  or  city,  or  any instrumentality,  department,  authority,  or agency  thereof,  that is  prohibited  by  applicable investment  laws from  paying a sales  charge or  concession  in  connection  with the  purchase of shares of any registered investment management company;
(6)      in  connection  with the  redemption of shares of the Fund due to a  combination  with another  investment company by virtue of a merger, acquisition or similar reorganization transaction;
(7)      in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
(8)      in connection with automatic  redemptions of Class A shares and Class B shares in certain  retirement plan accounts  pursuant to an Automatic  Withdrawal Plan but limited to no more than 12% of the original value annually; or
(9)      as  involuntary  redemptions  of shares by operation of law, or under  procedures  set forth in the Fund's
                Articles of Incorporation, or as adopted by the Board of Directors of the Fund.

VI. Special Reduced Sales Charge for Former Shareholders of Advance America Funds, Inc.

Shareholders of Oppenheimer  Municipal Bond Fund,  Oppenheimer U.S. Government Trust,  Oppenheimer Strategic Income
Fund and  Oppenheimer  Capital  Income Fund who acquired  (and still hold) shares of those funds as a result of the reorganization  of series of Advance America Funds,  Inc. into those Oppenheimer funds on October 18, 1991, and who held  shares of  Advance  America  Funds,  Inc.  on March  30,  1990,  may  purchase  Class A shares of those  four
Oppenheimer funds at a maximum sales charge rate of 4.50%.

VII. Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible Securities Fund

Oppenheimer  Convertible  Securities  Fund  (referred to as the "Fund" in this  section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors  listed below who,  prior to March 11,
1996,  owned shares of the Fund's  then-existing  Class A and were  permitted to purchase those shares at net asset value without sales charge:
-        the Manager and its affiliates,
-        present or former officers,  directors,  trustees and employees (and their "immediate families" as defined in the Fund's  Statement of Additional  Information) of the Fund, the Manager and its affiliates,  and retirement plans established by them or the prior investment advisor of the Fund for their employees,
-        registered  management  investment  companies  or separate  accounts of  insurance  companies  that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
-        dealers or brokers that have a sales  agreement with the  Distributor,  if they purchase  shares for their own accounts or for retirement plans for their employees,
-        employees  and  registered  representatives  (and their  spouses) of dealers or brokers  described  in the preceding  section or financial  institutions  that have entered  into sales  arrangements  with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor,  but only if the purchaser  certifies to the  Distributor at the time of purchase that the purchaser  meets these qualifications,
-        dealers,  brokers,  or  registered  investment  advisors  that  had  entered  into an  agreement  with the
             Distributor or the prior distributor of the Fund specifically  providing for the use of Class M shares of the Fund in specific investment products made available to their clients, and
-        dealers,  brokers  or  registered  investment  advisors  that  had  entered  into an  agreement  with  the
             Distributor or prior distributor of the Fund's shares to sell shares to defined contribution  employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

Oppenheimer Real Estate Fund

Investment Advisor
         OppenheimerFunds, Inc.
         498 Seventh Avenue
         New York, New York 10018

Sub-Advisor

         Cornerstone Real Estate Advisers, Inc.
         405 Lexington Avenue - 35th Floor
         New York, New York 10174-3559

Distributor
         OppenheimerFunds Distributor, Inc.
         498 Seventh Avenue
         New York, New York 10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217
         1.800.525.7048

Custodian Bank
         Citibank, N.A.
         399 Park Avenue
         New York, New York 10043

Independent Auditors
         Ernst & Young, LLP
         787 Seventh Avenue
         New York, NY 10019

Legal Counsel

         Mayer, Brown, Rowe & Maw
         1675 Broadway
         New York, New York 10019-5820

890

PX0590.0202

--------

1 The address of each Trustee is 6803 S. Tucson Way, Englewood, CO 80112-3924.
2 Each Trustee serves for an indefinite term, until his resignation, death or removal.
3 The inception date of the Tremont Market Neutral Fund LLC and Tremont Opportunity Fund LLC was January 2, 2002.
4 The address of Mr. Walcott is 6803 S. Tucson Way, Englewood, CO 80112-3924.
5 Each Trustee serves for an indefinite term, until his resignation, death or removal.
6 Includes shares owned by Mr. Walcott in other Oppenheimer Funds for which he serves as director or trustee.
7 The address of Mr. Murphy is 498 Seventh Avenue, New York, NY 10018.
8 Each Trustee serves for an indefinite term, until his resignation, death or removal.
9 Includes shares owned by Mr. Murphy in other Oppenheimer Funds for which he serves as director or trustee.
10 The address of each Officer is 498 Seventh Avenue, New York, NY 10018 except for Messrs. Farrar and Wixted and
Ms. Ives, whose address is 6803 S. Tucson Way, Englewood, CO 80112-3924.
11 Each Officer serves for an indefinite term, until his or her resignation, death or removal.
12 In accordance with Rule 12b-1 of the Investment Company Act, the term "Independent Trustees" in this Statement of Additional Information refers to those Trustees who are not "interested persons" of the Fund and who do not have any direct or indirect financial interest in the operation of the distribution plan or any agreement under the plan.

13 Certain waivers also apply to Class M shares of Oppenheimer Convertible Securities Fund.
14 In the case of Oppenheimer  Senior Floating Rate Fund, a  continuously-offered  closed-end  fund,  references to contingent  deferred sales charges mean the Fund's Early Withdrawal  Charges and references to  "redemptions"  mean
"repurchases" of shares.
15 An "employee  benefit plan" means any plan or arrangement,  whether or not it is "qualified"  under the Internal
Revenue  Code,  under which Class N shares of an  Oppenheimer  fund or funds are  purchased by a fiduciary or other administrator  for the account of participants  who are employees of a single employer or of affiliated  employers.
These may include,  for example,  medical savings  accounts,  payroll  deduction  plans or similar plans.  The fund accounts must be registered in the name of the  fiduciary or  administrator  purchasing  the shares for the benefit of participants in the plan.
16 The term "Group  Retirement  Plan" means any  qualified  or  non-qualified  retirement  plan for  employees of a corporation  or sole  proprietorship,  members and employees of a partnership  or  association  or other  organized group of persons (the members of which may include other groups),  if the group has made special  arrangements with the  Distributor  and all members of the group  participating  in (or who are eligible to participate  in) the plan purchase  Class N shares of an  Oppenheimer  fund or funds  through  a single  investment  dealer,  broker or other financial institution  designated by the group. Such plans include 457 plans, SEP-IRAs,  SARSEPs,  SIMPLE plans and
403(b)  plans  other than  plans for public  school  employees.  The term  "Group  Retirement  Plan" also  includes qualified retirement plans and non-qualified  deferred  compensation plans and IRAs that purchase Class N shares of an Oppenheimer fund or funds through a single  investment  dealer,  broker or other financial  institution that has made special  arrangements with the Distributor  enabling those plans to purchase Class N shares at net asset value but subject to the Class N contingent deferred sales charge.
17 However, that concession will not be paid on purchases of shares in amounts of $1 million or more (including any right of accumulation) by a Retirement Plan that pays for the purchase with the redemption proceeds of Class
C shares of one or more Oppenheimer funds held by the Plan for more than one year.
18 This provision does not apply to IRAs.
19 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.
20 The distribution must be requested prior to Plan termination or the elimination of the Oppenheimer funds as an investment option under the Plan.
21 This provision does not apply to IRAs.
22 This provision does not apply to loans from 403(b)(7) custodial plans.
23 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.